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Aviat Networks, Inc.
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AVIAT NETWORKS, INC.
5200 Great America Parkway
Santa Clara CA 95054
Notice of 2013 Annual Meeting of Stockholders
To Be Held on Wednesday, November 13, 2013
TO THE HOLDERS OF COMMON STOCK OF AVIAT NETWORKS, INC.
NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Aviat Networks, Inc. (the “Company”) will be held at our facilities, located at 5200 Great America Parkway, Santa Clara, California, on Wednesday, November 13, 2013 at 2:00 p.m., local time, for the following purposes:

1.	To elect eight directors to serve until the next annual meeting of stockholders or until their successors have been elected and qualified.

2.	To vote on the ratification of the appointment by our Audit Committee of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2014.

3.	To hold an advisory vote on named executive officer compensation.

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement or other delay thereof.
Only holders of common stock at the close of business on September 19, 2013 are entitled to notice of and to vote at the Annual Meeting.
Whether or not you expect to attend the Annual Meeting in person, we urge you to submit a proxy to vote your shares . This will help ensure the presence of a quorum at the Annual Meeting.
By Order of the Board of Directors
/s/ Meena Elliott
Senior Vice President, General Counsel and Secretary
September 25, 2013

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to Be Held on November 13, 2013
The proxy statement and annual report to stockholders are available at
http://www.proxyonline.com
Your vote is important regardless of the number of shares you own. The Board of Directors urges you to sign, date and return the enclosed proxy card by mail (using the enclosed postage-paid envelope) as promptly as possible, or vote electronically or by telephone as described in the attached proxy statement. If you have any questions or need assistance in voting your shares, please contact the Company’s proxy solicitor, AST Phoenix Advisors, toll-free at (800) 622-1573.

TABLE OF CONTENTS

Page

ABOUT THE MEETING	1
What is the purpose of the meeting?	1
What is the record date, and who is entitled to vote at the meeting?	1
What are the voting rights of the holders of Aviat common stock at the meeting?	1
Who can attend the Annual Meeting?	1
How do I vote?	1
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?	2
How can I access the proxy materials and annual report on the Internet?	2
Why is Aviat soliciting proxies?	2
How do I revoke my proxy?	2
What vote is required to approve each item?	3
How is the majority voting standard applied to the election of directors?	3
What constitutes a quorum, abstention, and broker “non-votes”?	3
Who pays for the cost of solicitation?	3
What is the deadline for submitting proposals and director nominations for the 2014 Annual Meeting?	4
Who will count the votes?	4

CORPORATE GOVERNANCE	5

Board Members	5
Board and Committee Meetings and Attendance	5
Board Member Qualifications	5
Directors’ Biographies	6
Board Leadership	8
The Board’s Role in Risk Oversight	9
Principles of Corporate Covernance, Bylaws and other Governance Documents	9
Board of Directors Committees	10
Audit Committee	11
Compensation Committee	11
Compensation Committee Interlock and Insider Participation	12
Governance and Nominating Committee	12
Stockholder Communications with the Board	12
Code of Conduct	13

TRANSACTIONS WITH RELATED PERSONS	13

DIRECTOR COMPENSATION AND BENEFITS	14

Indemnification	15

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	16

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	18

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES	19

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AVIAT NETWORKS, INC.
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, NOVEMBER 13, 2013
This proxy statement (this “Proxy Statement”) applies to the solicitation of proxies by the Board of Directors (the “Board”) of Aviat Networks, Inc. (which we refer to as “Aviat,” the “Company,” “we,” “our,” and “ours”) for use at the 2013 Annual Meeting of Stockholders and any adjournment, postponement or other delay thereof (the “Annual Meeting”), to be held at 2:00 p.m., local time, on Wednesday, November 13, 2013. The Annual Meeting will be held at our facilities located at 5200 Great America Parkway, Santa Clara, California 95054. The telephone number at that location is (408) 567-7000. These proxy materials are being made available on or about October 1, 2013 to our stockholders entitled to notice of and to vote at the Annual Meeting.
ABOUT THE ANNUAL MEETING
What is the purpose of the Annual Meeting?
The purpose of the Annual Meeting is to obtain stockholder action on the matters outlined in the notice of meeting included with this Proxy Statement. All holders of shares of common stock at the close of business on September 19, 2013 are entitled to notice of and to vote at the Annual Meeting. At the Annual Meeting, our stockholders will vote (i) to elect eight directors, (ii) on the ratification of the appointment by our Audit Committee of KPMG LLP as our independent registered public accounting firm for fiscal year 2014, and (iii) vote on an advisory, non-binding resolution to approve the Company’s named executive officer compensation.
What is the record date, and who is entitled to vote at the Annual Meeting?
The record date for the stockholders entitled to vote at the annual meeting is September 19, 2013 (the “Record Date”). The Record Date was established by the Board as required by the Delaware General Corporation Law and our Bylaws. Owners of shares of our common stock at the close of business on the Record Date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting. You may vote all shares that you owned as of the Record Date.
What are the voting rights of the holders of common stock at the Annual Meeting?
Each outstanding share of our common stock is entitled to one vote on each matter considered at the annual meeting. As of the Record Date, there were 62,379,639 shares of our common stock outstanding.
Who can attend the Annual Meeting?
Subject to space availability, all stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Since seating is limited, admission to the Annual Meeting will be on a first-come, first-served basis.
If your shares are held in “street name” (that is, through a bank, broker or other holder of record) and you wish to attend the Annual Meeting, you must bring a copy of a bank or brokerage statement reflecting your stock ownership as of the Record Date to the Annual Meeting.
Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. You may contact us by calling (408) 567-7000 for directions to the Annual Meeting.
How do I vote?
Stockholders of record can vote by proxy as follows:

•	Via the Internet: Stockholders may submit voting instructions to the proxy holders through the Internet by following the instructions included with the proxy card.

•	By Telephone: Stockholders may submit voting instructions to the proxy holders by telephone by following the instructions included with the proxy card.

•	By Mail: Stockholders may sign, date and return proxy cards in the pre-addressed, postage-paid envelope that will be provided if a printed proxy statement is requested.

•	At the Annual Meeting: If you attend the Annual Meeting, you may vote in person by ballot, even if you have previously returned a proxy card.
If you hold your shares in “street name,” the bank, broker or other holder of record holding your shares will send you separate instructions describing the procedure for voting your shares. If you hold your shares in “street name,” you will not be able to vote in person at the Annual Meeting unless you have previously requested and obtained a “legal proxy” from your broker, bank or other holder of record and present it at the Annual Meeting.
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?
Pursuant to Securities and Exchange Commission (“SEC”) rules, we have provided access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners of shares held in “street name.” All stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, the Notice contains information on how stockholders may request delivery of proxy materials in printed form by mail or electronically by email on an ongoing basis.
How can I access the proxy materials and annual report on the Internet?
This Proxy Statement, the form of proxy card, the Notice and our annual report on Form 10-K for the fiscal year ended June 28, 2013 are available at www.proxyonline.com.
Why is Aviat soliciting proxies?
In lieu of personally attending and voting at the Annual Meeting, you can appoint a proxy to vote on your behalf. The Board has designated proxy holders to whom you may submit your voting instructions. The proxy holders for the Annual Meeting are Charles Kissner, Chairman of the Board, Michael Pangia, President and CEO, and Meena Elliott, Senior Vice President, General Counsel and Secretary.
How do I revoke my proxy?
If you are a stockholder of record, you may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

•	delivering a written notice of revocation to the Company’s Secretary, Meena Elliott, at 5200 Great America Parkway, Santa Clara, CA 95054;

•	signing, dating and returning a proxy card bearing a later date;

•	submitting another proxy by internet or telephone (the latest dated proxy will control); or

•	attending the Annual Meeting and voting in person by ballot.
If you hold your shares in “street name,” you should follow the directions provided by the bank, broker or other holder of record holding your shares to revoke your proxy. Regardless of how you hold your shares, your attendance at the Annual Meeting after having executed and delivered a valid proxy card will not in and of itself constitute a revocation of your proxy.

What vote is required to approve each item?

•
Proposal No. 1 (election of directors): the director nominees will be elected by a plurality. However, Aviat’s Corporate Governance Guidelines provide for certain procedures if a director nominee fails to receive more “for” votes than “withhold” votes. See “How is the majority voting policy applied to the election of directors?” below. Stockholders may not cumulate votes in the election of directors. The Board recommends a vote “FOR” all nominees.

•
Proposal No. 2 (ratification of KPMG LLP as the Company’s independent registered public accounting firm): the affirmative vote by the holders of common stock entitled to cast a majority of the voting power of all of the common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal is necessary for approval of Proposal No. 2. The Board recommends a vote “FOR” Proposal No. 2.

•
Proposal No. 3 (advisory, non-binding vote on named executive officer compensation): the affirmative vote by the holders of common stock entitled to cast a majority of the voting power of all of the common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal is necessary for approval of Proposal No. 3. The Board recommends a vote “FOR” Proposal No. 3.

How is the majority voting policy applied to the election of directors?
Aviat’s Corporate Governance Guidelines provide for a majority voting policy in uncontested elections of directors. An uncontested election is one in which the number of nominees for director does not exceed the number of directors to be elected. The director election taking place at this Annual Meeting is uncontested, and therefore the majority voting policy applies. Under the majority voting policy, in order for a nominee to remain on the Board, the votes cast “for” such nominee’s election must exceed the votes “withheld” from such nominee’s election.
Aviat’s majority voting policy requires an incumbent director nominee who receives a greater number of votes “withheld” from his election than votes “for” his election to promptly offer his resignation from the Board for consideration by the Governance and Nominating Committee . The Governance and Nominating Committee will then recommend to the Board the action to be taken with respect to such offer of resignation, and the Board will determine whether to accept the nominee’s resignation. See “Majority Vote Policy in Director Elections” on page 9 for additional information.
What constitutes a quorum, abstention and broker “non-vote”?
The presence at the Annual Meeting either in person or by proxy of the holders of common stock entitled to cast a majority of the voting power of all of the common stock issued and outstanding and entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting.
Abstentions and broker “non-votes” are counted as present and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting. An abstention occurs when a stockholder does not vote for or against a proposal but specifically abstains from voting. A broker “non-vote” occurs when a bank, broker or other holder of record holding shares in street name for a beneficial owner signs and submits a proxy or votes with respect to shares of common stock held in a fiduciary capacity, but does not vote on a particular matter because the bank, broker or other holder of record does not have discretionary voting power with respect to that matter and has not received instructions from the beneficial owner or because the bank, broker or other holder of record elects not to vote on a matter as to which it does have discretionary voting power. Under the rules governing banks, brokers and other holders of record who are voting with respect to shares held in street name, such entities have the discretion to vote such shares on routine matters but not on non-routine matters. Only Proposal No. 2 (ratification of KPMG LLP as the Company’s independent registered public accounting firm) is a routine matter.
For Proposal No. 1, abstentions and broker “non-votes” will be disregarded and have no effect on the outcome of the vote. For Proposals No. 2 and No. 3, abstentions will have the same effect as voting against such proposals, and broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote.
Who pays for the cost of solicitation?
We will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy card, the Notice and any additional solicitation materials that may be furnished to our stockholders and the maintenance and operation of the website providing Internet access to these proxy materials. We will reimburse banks, brokers and other holders of record for reasonable expenses incurred in sending proxy materials to beneficial owners of our common stock and maintaining Internet access for such materials and the submission of proxies. We may supplement the original solicitation of proxies by mail through solicitation by telephone, email, over the Internet or by other means by our directors, officers and other employees. No additional compensation will be paid to these individuals for any such services.
In addition, the Company has retained AST Phoenix Advisors to assist in the solicitation of proxies. The Company has agreed to pay AST Phoenix Advisors a fee of $8,500, plus reimbursement for their reasonable out-of-pocket expenses. The Company has also agreed to indemnify AST Phoenix Advisors against certain liabilities and expenses, including certain liabilities and expenses under the federal securities laws.
What is the deadline for submitting proposals and director nominations for the 2014 Annual Meeting?
In order for any stockholder to submit nominations of directors or propose business to be considered before our 2014 Annual Meeting, a stockholder of record must submit a written notice thereof, which notice must be received by our Corporate Secretary at our principal executive offices not less than 60 days nor more than 90 days prior to the date of the 2014 Annual Meeting. In accordance with our Bylaws, we will announce the date of the 2014 Annual Meeting at least 70 days in advance. The full requirements for the submission of nominations of directors and proposals of business to be considered are contained in Article II, Sections 13 and 14, respectively, of our Bylaws, which are available for review at our website, www.aviatnetworks.com.
Stockholder proposals intended for inclusion in next year’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) must be directed to the Corporate Secretary, Aviat Networks, Inc., at our principal executive offices, and must be received by June 3, 2014.
In accordance with the rules of the SEC, the proxies to be solicited by the Board for the 2014 Annual Meeting will confer discretionary authority on the proxy holders to vote on any director nomination or stockholder proposal presented at the Annual Meeting if the Company fails to receive notice of such matter in accordance with the periods specified above.
Who will count the votes?
AST Phoenix Advisors will tabulate the votes cast by proxy. The Company has retained an independent inspector of elections in connection with Aviat’s solicitation of proxies for the Annual Meeting. Aviat intends to notify stockholders of the results of the Annual Meeting by filing a Form 8-K with the SEC.

CORPORATE GOVERNANCE
We believe in and are committed to sound corporate governance principles. Consistent with our commitment to and continuing evolution of corporate governance principles, we adopted a Code of Business Ethics, Governance and Nominating Committee, Audit Committee and Compensation Committee charters and corporate governance guidelines. Each of our Board committees is required to conduct an annual review of its charter and applicable guidelines.
Board Members
The authorized size of the Board is currently eight. Directors are nominated by the Governance and Nominating Committee of the Board. Except for Mr. Rau, who was elected to the Board on November 9, 2010, and Mr. Pangia, who was elected to the Board on July 18, 2011, all current directors have held office as directors since January 26, 2007, the date of the merger of the Microwave Communications Division (“MCD”) of Harris Corporation (“Harris”) with Stratex Networks, Inc. (“Stratex”), The Board is chaired by Mr. Kissner.

Name	Title and Positions
Charles D. Kissner	Director, Chairman of the Board
William A. Hasler	Director
Clifford H. Higgerson	Director
Michael A. Pangia	Director, President and CEO
Raghavendra Rau	Director
Dr. Mohsen Sohi	Director
Dr. James C. Stoffel	Lead Independent Director
Edward F. Thompson	Director

The Board has determined that as of the date of this Proxy Statement, each of our current directors and director nominees except Mr. Kissner and Mr. Pangia has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is otherwise independent in accordance with listing rules of the NASDAQ Stock Market (the “NASDAQ Listing Rules”).
All directors are requested to attend the Annual Meeting. The majority of our directors attended the 2012 Annual Meeting.
Board and Committee Meetings and Attendance
During fiscal year 2013, the Board held eight meetings. Each of the board members attended at least 75% of the total number of Board meetings and at least 85% of the total number of meetings of the committee or committees on which the member served during the fiscal year.
Board Member Qualifications
Our Board believes that its members should encompass a range of talents, skills and expertise, which enables the Board to provide sound guidance with respect to the Company’s operations and interest. Our Board prefers a variety of professional experiences and backgrounds among its members. In addition to considering a candidate’s experiences and background, candidates are reviewed in the context of the current composition of the Board and evolving needs of our businesses. In particular, the Board has sought to include members that have experience in establishing, growing and leading communications companies in senior management positions and serving on the board of directors of other companies. In determining that each of the members of the Board is qualified to be a director, the Board has relied on the attributes listed below and, where applicable, on the direct personal knowledge of each of the members’ prior service on the Board.

Directors’ Biographies
The following is a brief description of the business experience and background of each nominee for director, including the capacities in which each has served during at least the past five years:
Mr. Charles D. Kissner, age 66, currently serves as our Chairman of the Board with additional oversight responsibilities for strategic activities and investor relations. Mr. Kissner served as CEO and Chairman of the Board of Aviat from July 2010 to July 2011. He was CEO of Stratex from July 1995 through May 2000, and again from October 2001 to May 2006. He was elected a director of Stratex in July 1995 and Chairman in August 1996. Mr. Kissner also served as Vice President and General Manager of M/A-COM, Inc., a manufacturer of radio and microwave communications products, from July 1993 to July 1995. Prior to that, he was President and CEO of Aristacom International Inc., a communications software company, and Executive Vice President and a Director of Fujitsu Network Switching, Inc. He also held a number of executive positions at AT&T (now Alcatel-Lucent). Mr. Kissner currently serves as Chairman of the board of directors of ShoreTel, Inc., an IP business telephony systems company. He also serves on the board of directors of Meru Networks Inc., a provider of advanced enterprise wireless networking systems, Rambus, Inc., a technology licensing company focusing on the development of technologies that enrich the end-user experience of electronic systems, and KQED Public Media, a non-profit organization.
Mr. Kissner brings extensive knowledge of our business, having served on our Board as non-executive Chairman for over three years. He also brings nearly fifteen years of relevant CEO experience having served in that capacity at technology driven companies such as Stratex and Aristacom. Mr. Kissner also brings extensive public company directorship and committee experience to the Board which has been an invaluable resource as our company regularly assesses its corporate governance, corporate compliance and risk management obligations. Mr. Kissner has also directly supervised nearly thirty merger and acquisition activities, which experience has been vital to the assessment and integration of acquisition opportunities.
Mr. William A. Hasler, age 71, has served as a member of the Board since January 2007. He also serves on the board of directors of Globalstar, Inc., a supplier of satellite communication services and is a trustee of the Schwab Funds. Mr. Hasler served as a member of the Stratex board of directors from August 2001 through January 2007, and was Chairman of the Nominating and Corporate Governance Committee and a member of the Audit Committee. Mr. Hasler served as Chairman of the board of directors of Solectron Corporation from 2003 to 2007 and was a member of that board from 1998 to 2007. He was co-CEO and a Director of Aphton Corp., a biopharmaceutical company, from 1998 to 2003. From 1991 to 1998, Mr. Hasler was Dean of both the Graduate and Undergraduate Schools of Business at the University of California, Berkeley. Prior to his deanship at UC Berkeley, Mr. Hasler was Vice Chairman of KPMG Peat Marwick.
Mr. Hasler’s current and prior service on the boards of several technology-driven companies, including Ditech and Globalstar, and his prior service as Chairman of a large publicly traded company provide him with an extensive knowledge base of complex management, financial, operational and governance issues faced by public companies with international operations. He is a member of the audit committee of various public and private companies. Mr. Hasler has extensive experience in Silicon Valley companies and this experience brings our Board important knowledge and expertise related to corporate finance and accounting, strategic planning, manufacturing and operations. He brings valuable financial expertise, including extensive knowledge of accounting, auditing and investments in both public and private companies. Additionally, through his service on public company boards, Mr. Hasler has gained an understanding and expertise in public company governance.
Mr. Clifford H. Higgerson, age 73, has served as a member of the Board since January 2007. He has more than 40 years of experience in research, consulting, planning and venture investing primarily in the telecommunications industry, with an emphasis on carrier systems and equipment. In 2006, he became a partner with Walden International, a global venture capital firm focused on four key industry sectors: communications, electronics/digital consumer software and IT services, and semiconductors. Mr. Higgerson was a founding partner of ComVentures from 1986 to 2005, and has been a general partner with Vanguard Venture Partners since 1991. He currently serves as a member of the board of directors of Kotura Inc., Xtera Communications Inc., Ygnition Networks, Inc., Ormet Circuits, Inc., Thrupoint, Inc. and Geronimo Windpower. He served as a member of the Stratex board of directors from March 2006 to January 2007 and served on the Compensation and Strategic Business Development Committees. He previously served as a member of the board of directors of Hatteras Networks Inc. and World of Good.
Mr. Higgerson has more than 35 years of experience in research, consulting, planning and venture investing. He has served on the boards of other public companies and served as a chair of the audit committee for publicly listed companies. His prior Board experience and his experience in research, strategic planning and corporate finance in technology driven companies provide him with extensive knowledge of complex issues involved in new product development, strategic planning, and financial and governance issues faced by public companies. His extensive experience with private equity firms and investing provides him with critical experience related to capital raising, economic analysis and mergers and acquisitions.
Mr. Michael A Pangia, age 52, has been our President and CEO and a member of the Board since July 18, 2011. From March 2009 to July 2011, he served as our Chief Sales Officer where he was responsible for company-wide operations of the Global Sales and Services organization. Prior to joining Aviat, Mr. Pangia served as senior vice president, Global Sales Operations and Strategy, at Nortel, where he was responsible for all operational aspects of the Global Sales function. Prior to that, he was president of Nortel’s Asia region, where his key responsibilities included sales and overall business management for all countries in the region where Nortel did business.
Mr. Pangia’s current and prior service as a senior executive officer with large technology driven companies with international operations provide him with an extensive knowledge base of complex management, financial, operational and governance issues faced by public companies with global operations. He also brings a high level of financial literacy to the Board through both formal education and over 15 years’ experience in multiple finance functional areas, including cost accounting, financial planning and analysis, and mergers and acquisitions.
Mr. Raghavendra Rau, age 64, has served as a member of the Board since November 2010. Mr. Rau currently serves as CEO and a member on the board of directors of SeaChange International Inc., a manufacturer of digital video systems and provider of related services to cable, telecommunications and broadcast television companies worldwide. In addition, he is a strategic advisor to iProf, an e-learning company. Previously, Mr. Rau served as a member of the board of directors of Microtune, Inc., prior to its acquisition by Zoran, Inc., from May 2010 to December 2010. Mr. Rau served as Senior Vice President of the Mobile TV Solutions Business of Motorola, Inc. (“Motorola”), from May 2007 until January 2008, and as Senior Vice President of Strategy and Business Development, Networks & Enterprise of Motorola from March 2006 to May 2007. Mr. Rau served as Corporate Vice President of Global Marketing and Strategy for Motorola from 2005 to 2006, and as Corporate Vice President, Marketing and Professional Services, from 2001 to 2005. From October 1992 to 2001, Mr. Rau served in various positions within Motorola, including as Vice President of Strategic Business Planning and Vice President of Sales and Operations and held positions in Asia and Europe. Mr. Rau is a former Chairman of the QuEST Forum, a collaboration of service providers and suppliers dedicated to telecom supply chain quality and performance, and was a Director of the Center for Telecom Management at the University of Southern California. Mr. Rau also served on the Motorola Partnership Board of France Telecom.
Mr. Rau’s financial and business expertise, including his diversified background in global marketing, business strategy, venture capital and market development for communications and high-technology companies, provides him with the qualifications and skills to serve as a director.
Dr. Mohsen Sohi, age 54, has served as a member of the Board since 2007. He currently serves as the Speaker of the Management Board of Freudenberg & Co. KG, a German technology and manufacturing company. From 2003 through May 2010, Dr. Sohi served as President and CEO of Freudenberg-NOK, a privately-held joint venture partnership between Freudenberg and NOK Corp. of Japan, the world’s largest producer of elastomeric seals and custom molded products for automotive and other applications. From 2001 through 2003 he served as President, Retail Store Automation Division, NCR Corporation. From 1986 through 2001 he served in various key positions at Honeywell/Allied Signal Inc., including President, Honeywell Electronic Materials and President, Honeywell Commercial Vehicle Systems. Dr. Sohi currently serves on the board of directors of Steris Corporation, a provider of infection prevention and contamination control products and services, and is also a member of its Compliance Committee as well as its Nominating Committee. He previously served on the board of directors of Hayes Lemmerz International, Inc., a leading worldwide producer of aluminum and steel wheels for cars and trucks.
Dr. Sohi’s current and prior service as a senior executive officer with large technology driven companies with international operations provide him with an extensive knowledge base of complex management, financial, operational and governance issues faced by public companies with global operations. His engineering, technical and business education has also provided him with knowledge and experience related to research and development, new product introductions, strategic planning, manufacturing, operations, and corporate finance. Dr. Sohi also has gained an understanding of public company governance and executive compensation through his service on public company boards.
Dr. James C. Stoffel, age 67, currently serves as our lead independent director and has served as a member of the Board since January 2007. Presently, Dr. Stoffel is on the board of directors of Harris Corporation, of which he has been a member since August 2003, and is also a member of its Finance Committee and Management Development and Compensation Committee. Additionally, he serves as General Partner of Trillium International, LLC, a private equity company, and is a senior advisor to other private equity companies. He also serves on the boards of the following privately held companies: ZBD Solutions, Ltd., Omni-ID Ltd., Quintel Ltd. and Intrinsiq Ltd. Prior to his retirement, Dr. Stoffel was Senior Vice President, Chief Technical Officer and Director of Research and Development of Eastman Kodak Company (“Kodak”). He held this position from 2000 to April 2005. He joined Kodak in 1997 as Vice President and Director, Electronic Imaging Products Research and Development, and became Director of Research and Engineering in 1998. Prior to joining Kodak, he was with Xerox Corporation (“Xerox”), where he began his career in 1972. His most recent position with Xerox was Vice President, Corporate Research and Technology. Dr. Stoffel serves on the Advisory Board for Research and Graduate Studies at the University of Notre Dame and is a member of the advisory board of the Applied Science and Technology Research Institute, Hong Kong.
Dr. Stoffel’s prior service as a senior executive of large, publicly traded, technology driven companies, and his more than 30 years’ experience focused on technology development, provide him with an extensive knowledge of the complex technical research and development, management, financial and governance issues faced by a public company with international operations. This experience brings our Board important knowledge and expertise related to research and development, new product introductions, strategic planning, manufacturing, operations and corporate finance. His experience as an advisor to private equity firms also provides him with additional knowledge related to strategic planning, capital raising, mergers and acquisitions and economic analysis. Dr. Stoffel also has gained an understanding of public company governance and executive compensation through his service on public company boards, including as a lead independent director.
Mr. Edward F. Thompson, age 75, has served as a member of the Board since January 2007. He is currently a member of the board of directors of ShoreTel, Inc., an IP business telephony systems company, InnoPath Software, Inc., and XBridge Systems, Inc. a mainframe data discovery company. He is on the Advisory Board of Santa Clara University’s Leavey School of Business. Mr. Thompson served as a member of the Stratex board of directors from November 2002 through January 2007, where he was Chairman of the Audit Committee, and served on the Nominating and Corporate Governance Committee. Mr. Thompson was a consultant to Fujitsu Labs of America from 1995 to 2011. From 1976 to 1994, he held various positions at Amdahl Corporation, a multinational manufacturer of large scale computer systems, including CFO and Corporate Secretary, as well as Chairman and CEO of Amdahl Capital Corporation. Mr. Thompson also held positions at U.S. Leasing International, Inc., Computer Sciences Corporation, International Business Machines and Lockheed Missiles and Space Company. Mr. Thompson has contributed as a director or advisor to a number of companies, including Fujitsu, Ltd. and several of its subsidiaries, and SonicWALL Inc., a provider of Internet security solutions.
Mr. Thompson brings a high level of financial literacy to the Board and substantial public company directorship and committee experience. He is currently designated as an audit committee financial expert and is the audit committee chair on both public company boards on which he is a member, as well as privately held InnoPath Software. Mr. Thompson’s experience with accounting principles, financial reporting rules and regulations, evaluation of financial results and oversight of the financial reporting process of publicly traded companies makes him a valuable asset to the Board. Mr. Thompson also brings to the Board significant experience in international operations based upon his past experience as a senior advisor to Fujitsu, as a director of several Fujitsu subsidiaries and portfolio companies and as CFO of Amdahl.
Board Leadership
The Board does not have a policy regarding the separation of the roles of CEO and Chairman of the Board as the Board believes that it is in the best interests of the Company for the Board to make that determination based on the position and direction of the Company and the membership of the Board. The members of the Board possess considerable experience and unique knowledge of the challenges and opportunities that the Company faces, and are in the best position to evaluate the needs of the Company and how to best organize the capabilities of the directors and management to meet those needs.
When the CEO also serves as Chairman of the Board, our Corporate Governance Guidelines provide for the appointment of a lead independent director. Accordingly, when our Chairman Charles Kissner was appointed CEO in June 2010, the Board appointed James Stoffel, an independent director, as lead independent director. Mr. Kissner became the non-executive Chairman of the Board as of July 19, 2012. Although, currently, the roles of the CEO and the Chairman remain separate, upon the recommendation of the Governance and Nominating Committee, the Board has determined to continue the role of the lead independent director for the present time.
The lead independent director is responsible for coordinating the activities of the other independent directors and has the authority to preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors. The lead independent director may also recommend the retention of outside advisors and consultants who report directly to the Board. The Board believes that appointing a lead independent director to serve along with a CEO and a non-executive Chairman of the Board has enhanced the Board’s oversight of, and independence from, Company management, the ability of the Board to carry out its roles and responsibilities on behalf of our stockholders and our overall corporate governance.
The Board has determined that having Mr. Kissner serve as Chairman is in the best interest of the Company’s at this time. This structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing Board priorities and procedures, and is useful in establishing a system of corporate checks and balances. Separating the Chairman position from the CEO position allows the CEO to focus on setting the strategic direction of the Company and the day-to-day leadership and performance of the Company, while the Chairman leads the Board in its role of, among other things, providing advice to, and overseeing the performance of, the CEO. In addition, managing the Board can be a time-intensive responsibility, and this structure permits Mr. Pangia, our CEO, to focus on the management of the Company’s day-to-day operations.
The Board’s Role in Risk Oversight
Assessing and managing risk is the responsibility of the management of the Company. The Board, through the Governance and Nominating Committee, oversees and reviews certain aspects of the Company’s risk management efforts, focusing on the adequacy of the Company’s risk management and risk mitigation processes. At the Board’s request, management proposed a process for identifying, evaluating and monitoring material risks and such process has been approved by the Board and is currently in effect. This risk management program is overseen by senior management who, in connection with their regular review of the overall business, identify and prioritize a broad range of material risks (e.g., financial, strategic, compliance and operational). Senior management also discusses mitigation plans to address such material risks. Prioritized risks and management’s plans for mitigating such risks are regularly presented to the full Board for discussion and in order to ensure monitoring. In addition to the risk management program, the Board encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations.
A discussion of risk factors in the Company’s compensation design can be found below under the heading “Risk Considerations in Our Compensation Program”.
Principles of Corporate Governance, Bylaws and Other Governance Documents

The Board has adopted Corporate Governance Guidelines and other corporate governance documents that supplement certain provisions of our Bylaws and relate to, among other things, the composition, structure, interaction and operation of the Board. Some of the key governance features of our Corporate Governance Guidelines, Bylaws and other governance documents are summarized below.

Majority Vote Policy in Director Elections. Aviat’s Corporate Governance Guidelines provide that any nominee for director in an uncontested election (i.e., an election where the number of nominees is not greater than the number of directors to be elected) who receives a greater number of votes “withheld” from his election than votes “for” such election shall, promptly following certification of the stockholder vote, offer his resignation to the Board for consideration in accordance with the following procedures. All of these procedures shall be completed within 90 days following certification of the stockholder vote.

The Board, through its Qualified Independent Directors (as defined below), shall evaluate the best interest of the Company and its stockholders and shall decide the action to be taken with respect to such offered resignation, which can include, without limitation: (i) accepting the resignation; (ii) accepting the resignation effective as of a future date not later than 180 days following certification of the stockholder vote; (iii) rejecting the resignation but addressing what the Qualified Independent Directors believe to be the underlying cause of the withhold votes; (iv) rejecting the resignation but resolving that the director will not be re-nominated in the future for election; or (v) rejecting the resignation.

In reaching their decision, the Qualified Independent Directors shall consider all factors they deem relevant, including but not limited to: (i) any stated reasons why stockholders withheld votes from such director; (ii) the extent to which the “withhold” votes exceed the votes “for” the election of the director and whether the “withhold” votes represent a majority of the outstanding shares of common stock; (iii) any alternatives for curing the underlying cause of the withheld votes; (iv) the director’s tenure; (v) the director’s qualifications; (vi) the director’s past and expected future contributions to the Company; (vii) the overall composition of the Board, including whether accepting the resignation would cause the Company to fail or potentially fail to comply with any applicable law, rule or regulation of the SEC or the NASDAQ Listing Rules; and (viii) whether such director’s continued service on the Board for a specified period of time is appropriate in light of current or anticipated events involving the Company.

Following the Board’s determination, the Company shall, within four business days, disclose publicly in a document furnished or filed with the SEC the Board’s decision as to whether or not to accept the resignation offer. The disclosure shall also include a description of the process by which the decision was reached, including, if applicable, the reason or reasons for rejecting the offered resignation.

A director who is required to offer his or her resignation in accordance with this policy shall not be present during the deliberations or voting whether to accept his or her resignation or, except as otherwise provided below, a resignation offered by any other director in accordance with this policy. Prior to voting, the Qualified Independent Directors may afford the affected director an opportunity to provide any information or statement that he or she deems relevant.

For purposes of this policy, “Qualified Independent Directors” means all directors who (i) are independent directors (as defined in accordance with the NASDAQ Listing Rules) and (ii) are not required to offer their resignation in connection with an election in accordance with this majority voting policy. If there are fewer than three independent directors then serving on the Board who are not required to offer their resignations in accordance with this majority voting policy, then the Qualified Independent Directors shall mean all of the independent directors, and each independent director who is required to offer his resignation in accordance with this majority voting policy shall recuse himself from the deliberations and voting only with respect to his individual offer to resign.

All nominees for election as a director in an uncontested election shall be deemed to have agreed to abide by this majority voting policy and shall offer to resign and shall resign if requested to do so in accordance with this majority voting policy (and shall if requested submit an irrevocable resignation letter, subject to this majority voting policy, as a condition to being nominated for election).

Prohibition Against Pledging Aviat Securities and Hedging Transactions. In accordance with Aviat’s Code of Conduct, directors and executive officers are prohibited from pledging Aviat securities and engaging in hedging transactions with respect to Aviat securities. Aviat specifically prohibits directors and executive officers from holding Aviat securities in any margin account for investment purposes or otherwise using Aviat securities as collateral for a loan. Such persons are also prohibited from purchasing certain instruments (including prepaid variable forward contracts, equity swaps, and collars) and engaging in transactions designed to hedge or offset any decrease in the value of Aviat securities.

Board of Directors Committees
The Board maintains an Audit Committee, a Compensation Committee and a Governance and Nominating Committee. Copies of the charters for the Audit Committee, the Compensation Committee and the Governance and Nominating Committee are available on our website www.investors.aviatnetworks.com/documents.cfm.

The following table shows, for fiscal year 2013, the Chairman and members of each committee, the number of committee meetings held and the principal functions performed by each committee.

Committee	Number of Meetings in Fiscal 2013	Members	Principal Functions
Audit	14	Edward F. Thompson* William A. Hasler Raghavendra Rau
• Selects our independent registered public accounting firm
• Reviews reports of our independent registered public accounting firm
• Reviews and pre-approves the scope and cost of all services, including all non-audit services, provided by the firm selected to conduct the audit
• Monitors the effectiveness of the audit process
• Reviews management’s assessment of the adequacy of financial reporting and operating controls
• Monitors corporate compliance program

Compensation	5	Dr. James C. Stoffel* Clifford H. Higgerson Dr. Mohsen Sohi	• Reviews our executive compensation policies and strategies • Oversees and evaluates our overall compensation structure and programs

Governance and Nominating	4	William A. Hasler* James C. Stoffel Clifford H. Higgerson
• Develops and implements policies and practices relating to corporate governance
• Reviews and monitors implementation of our policies and procedures
• Reviews the process by which management identifies and mitigates key areas of risk and reviews critical risk areas with the Board
• Assists in developing criteria for open positions on the Board
• Reviews and recommends nominees for election of directors to the Board
• Reviews and recommends policies, if needed for selection of candidates for directors

________________

* Chairman of Committee

Audit Committee
The Audit Committee is primarily responsible for selecting, and approving the services performed by, our independent registered public accounting firm, as well as reviewing our accounting practices, corporate financial reporting and system of internal controls over financial reporting. The Audit Committee currently consists of Messrs. Thompson (Chairman), Hasler and Rau. No material amendments to the Audit Committee Charter were made during fiscal year 2013. The Audit Committee is comprised of independent, non-employee members of our Board who are “financially sophisticated” under the NASDAQ Listing Rules.
The Board has determined that each of Messrs. Thompson and Hasler qualifies as an “audit committee financial expert,” as defined under Item 407(d)(5)(i) of Regulation S-K under the Securities Act of 1933 and the Exchange Act, but that status does not impose on either of them duties, liabilities or obligations that are greater than the duties, liabilities or obligations otherwise imposed on them as members of our Audit Committee and the Board.
Compensation Committee

The Compensation Committee has the authority and responsibility to approve our overall executive compensation strategy, to administer our annual and long-term compensation plans and to review and make recommendations to the Board regarding executive compensation. The Compensation Committee is comprised of independent, non-employee members of the Board in accordance with NASDAQ Listing Rules. During fiscal year 2013, the Compensation Committee utilized Pearl Meyer & Partners as an independent, third-party consulting firm.
Compensation Committee Interlock and Insider Participation
The Compensation Committee currently consists of Messrs. Stoffel (Chairman), Higgerson and Sohi. None of these individuals is an officer or employee or former officer of the Company. None of our executive officers currently serves or in the past year has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.
Governance and Nominating Committee
The Governance and Nominating Committee currently consists of Messrs. Hasler (Chairman), Higgerson~~,~~ and Stoffel. Each member of the committee meets the independence requirements of the NASDAQ Listing Rules.
The Governance and Nominating Committee develops and implements policies and practices related to corporate governance consistent with sound corporate governance principles. The Governance and Nominating Committee also reviews the process by which management identifies and mitigates key areas of risk and reviews critical risk areas with the Board.
The Governance and Nominating Committee also recommends candidates to the Board and periodically reviews whether a more formal selection policy should be adopted. There is no difference in the manner in which the committee members evaluate nominees for director based on whether the nominee is recommended by a stockholder. We currently do not pay a third party to identify or assist in identifying or evaluating potential nominees, although we may in the future utilize the services of such third parties.
In reviewing potential candidates for the Board, the Governance and Nominating Committee considers the individual’s experience and background. Candidates for the position of director should exhibit proven leadership capabilities, high integrity, exercise high level responsibilities within their chosen career, and possess an ability to quickly grasp complex principles of business, finance, international transactions and communications technologies. In general, candidates who have held an established executive level position in business, finance, law, education, research, government or civic activity will be preferred.
Although the Governance and Nominating Committee has not adopted a formal diversity policy with regard to the selection of director nominees, diversity is one of the factors that the committee considers in identifying director nominees. When identifying and recommending director nominees, the Governance and Nominating Committee views diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities or attributes that contribute to board diversity. As part of this process, the Governance and Nominating Committee evaluates how a particular candidate would strengthen and increase the diversity of the Board in terms of how that candidate may contribute to the Board’s overall balance of perspectives, backgrounds, knowledge, experience, skill sets and expertise in substantive matters pertaining to the Company’s business.
In making its recommendations, the Governance and Nominating Committee bears in mind that the foremost responsibility of a director of a corporation is to represent the interests of the stockholders as a whole. The Governance and Nominating Committee intends to continue to evaluate candidates for election to the Board on the basis of the foregoing criteria.
Stockholder Communications with the Board
Stockholders who wish to communicate directly with the Board may do so by submitting a comment via the Company’s website at www.investors.aviatnetworks.com/contactBoard.cfm or by sending a letter addressed to: Aviat Networks, Inc., c/o Corporate Secretary, 5200 Great America Parkway, Santa Clara, CA 95054. The Corporate Secretary monitors these communications and provides a summary of all received messages to the Board at its regularly scheduled meetings. When warranted by the nature of communications, the Corporate Secretary will request prompt attention by the appropriate committee or independent director of the Board, independent advisors or management. The Corporate Secretary may decide in her judgment whether a response to any stockholder communication is appropriate.
Code of Conduct
We implemented our Code of Conduct effectively on January 26, 2007. All of our employees, including the CEO, CFO and Principal Accounting Officer, are required to abide by the Code of Conduct to help ensure that our business is conducted in a consistently ethical and legal manner. The Audit Committee has adopted a written policy, and management has implemented a reporting system, intended to encourage our employees to bring to the attention of management and the Audit Committee any complaints regarding the integrity of our internal system of controls over financial reporting, or the accuracy or completeness of financial or other information related to our financial statements.
TRANSACTIONS WITH RELATED PERSONS
During fiscal 2013, we believe there were no transactions, or series of similar transactions, to which we were or are to be a party in which the amount exceeded $120,000, and in which any of our directors or executive officers, any holders of more than 5% of our common stock or any members of any such person’s immediate family, had or will have a direct or indirect material interest, other than compensation described in the sections titled “Director Compensation and Benefits” and “Executive Compensation”.
It is the policy and practice of our Board to review and assess information concerning transactions involving related persons. Related persons include our directors and executive officers and their immediate family members. If the determination is made that a related person has a material interest in a transaction involving us, then the disinterested members of our Board would review and approve or ratify it, and we would disclose the transaction in accordance with SEC rules and regulations. If the related person is a member of our Board, or a family member of a director, then that director would not participate in any discussion involving the transaction at issue.
Our Code of Conduct prohibits all employees, including our executive officers, from benefiting personally from any transactions with us other than approved compensation benefits.

DIRECTOR COMPENSATION AND BENEFITS
The form and amount of director compensation is reviewed and assessed from time to time by the Compensation Committee with changes, if any, recommended to the Board for action. Director compensation may take the form of cash, equity, and other benefits ordinarily available to directors.
Directors who are not employees of ours received the following fees, as applicable, for their services on our Board during fiscal year 2013:

•	$60,000 basic annual cash retainer, payable on a quarterly basis, which a director may elect to receive in the form of shares of common stock;

•	$10,000 annual cash retainer, payable on a quarterly basis, for service as Chairman of the Audit Committee;

•	$5,000 annual cash retainer, payable on a quarterly basis, for service as Chairman of the Governance and Nominating Committee;

•	$8,000 annual cash retainer, payable on a quarterly basis, for service as Chairman of the Compensation Committee;

•	Annual grant of restricted shares of common stock valued (based on market prices on the date of grant) at $30,000, with 100% vesting in one year, subject to continuing service as a director;

•
Annual grant of options to purchase common stock valued (based on U.S. GAAP (as defined below) values of the options on the date of grant) at $30,000, with an exercise price per share equal to the market price on the date of grant and with 100% vesting in one year, subject to continuing service as a director; and

•	$18,000 annual cash retainer, payable on a quarterly basis, for service as the lead independent director of our Board.
Directors are eligible to defer payment of all or a portion of the retainer fees and restricted stock awards that are payable to them. Directors may choose either a lump sum or installment distribution of such fees and awards. Installment distributions are payable in annual installments over a period no longer than 10 years.
We reimburse each non-employee director for reasonable travel expenses incurred and in connection with attendance at Board and committee meetings on our behalf, and for expenses such as supplies and continuing director education costs, including travel for one course per year. Employee directors are not compensated for service as a director.
Fiscal 2013 Compensation of Non-Employee Directors
Our non-employee directors received the following aggregate amounts of compensation in respect of the fiscal year ended June 28, 2013.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards (2)	Non-Equity Incentive Plan Compensation	Changes in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
	($)	($)	($)	($)	($)	($)	($)
William A. Hasler	65,000	29,999	30,043	—	—	—	125,042
Clifford H. Higgerson	60,000	29,999	30,043	—	—	—	120,042
Charles D. Kissner	180,000	29,999	30,043	—	—	—	240,042
Raghavendra Rau	60,000	29,999	30,043	—	—	—	120,042
Dr. Mohsen Sohi	60,000	29,999	30,043	—	—	—	120,042
Dr. James C. Stoffel	86,000	29,999	30,043	—	—	—	146,042
Edward F. Thompson	70,000	29,999	30,043	—	—	—	130,042

___________________

(1)	In lieu of his customary cash retainer, Mr. Kissner received $180,000 for services provided concerning strategic transactions and investor relations.

(2)
The amounts shown in this column reflect the aggregate grant date fair value of the stock awards and option awards granted to our non-employee directors computed in accordance with FASB ASC Topic 718. The assumptions made in determining the fair values of our stock awards and option awards are set forth in Notes 1 and 11 to our fiscal 2013 Consolidated Financial Statements in Part II, Item 8 of our Annual Report on Form 10-K filed with the SEC on September 23, 2013.

As of June 28, 2013, our non-employee directors held the following numbers of unvested restricted shares of common stock and stock options granted under the 2007 Stock Equity Plan, as Amended and Restated Effective November 17, 2011:

Name	Unvested Stock Awards	Unvested Option Awards
William A. Hasler	8,287	19,166
Clifford H. Higgerson	8,287	19,166
Charles D. Kissner (1)	135,887	65,541
Raghavendra Rau	8,287	19,166
Dr. Mohsen Sohi	8,287	19,166
Dr. James C. Stoffel	8,287	19,166
Edward F. Thompson	8,287	19,166

___________________

(1)	127,600 shares of unvested stock awards and 46,375 shares of unvested option awards are related to services concerning strategic transactions and investor relations provided by Mr. Kissner.
Indemnification
Our Bylaws require us to indemnify each of our directors and officers with respect to their activities as a director, officer, or employee of ours, or when serving at our request as a director, officer, or trustee of another corporation, trust, or other enterprise, against losses and expenses (including attorney fees, judgments, fines, and amounts paid in settlement) incurred by them in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to which they are, or are threatened to be made, a party(ies) as a result of their service to us. In addition, we carry directors’ and officers’ liability insurance, which includes similar coverage for our directors and executive officers. We will indemnify each such director or officer for any one or a combination of the following, whichever is most advantageous to such director or officer:

•	The benefits provided by our Bylaws in effect on the date of the indemnification agreement or at the time expenses are incurred by the director or officer;

•	The benefits allowable under Delaware law in effect on the date the indemnification bylaw was adopted, or as such law may be amended;

•	The benefits available under liability insurance obtained by us; and

•	Such benefits as may otherwise be available to the director or officer under our existing practices.
Under our Bylaws, each director or officer will continue to be indemnified even after ceasing to occupy a position as an officer, director, employee or agent of ours with respect to suits or proceedings arising from his or her service with us.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our common stock as of September 4, 2013 by each person or entity known by us to beneficially own more than 5 percent of our common stock, by our directors, by our named executive officers and by all our directors and executive officers as a group. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons listed in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Unless otherwise indicated, the address of each of the beneficial owners identified is c/o Aviat Networks, Inc., 5200 Great America Parkway, Santa Clara, CA 95054. As of September 4, 2013, there were 62,377,639 shares of our common stock outstanding.

	Shares Beneficially Owned as of September 4, 2013(1)
	Number of Shares of Common Stock(2)		Percentage of Voting Power of Common Stock
Name and Address of Beneficial Owner
BlackRock Inc. 40 East 52th Street New York, NY 10022	6,512,252	(3)	10.44%
PENN Capital Management Navy Yard Corporate Center Three Crescent Drive, Suite 400 Philadelphia, PA 19112	3,665,502	(4)	5.88%
BlueMountain Capital Management, LLC 280 Park Ave., 5th Floor East New York, NY 10017	3,602,810	(5)	5.78%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	3,475,528	(6)	5.57%
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road, Building One Austin, TX 78746	3,244,947	(7)	5.20%

Named Executive Officers and Directors
William A. Hasler	113,705	(8)	*
Clifford H. Higgerson	237,312	(9)	*
Edward J. Hayes, Jr.	607,979	(10)	*
Paul A. Kennard	406,003	(11)	*
Charles D. Kissner	524,237	(12)	*
Shaun McFall	351,787	(13)	*
Michael Pangia	893,229	(14)	1.43%
Raghavendra Rau	76,012	(15)	*
Dr. Mohsen Sohi	105,166	(8)	*
Dr. James C. Stoffel	105,017	(8)	*
Heinz H. Stumpe	381,500	(16)	*
Edward F. Thompson	107,517	(8)	*
All directors and executive officers as a group (12 persons)	3,909,464	(17)	6.27%
__________________________
* Less than one percent

(1)	Beneficial ownership is determined under the rules and regulations of the SEC, and generally includes voting or dispositive power with respect to such shares.

(2)
Shares of common stock that a person has the right to acquire within 60 days are deemed to be outstanding and beneficially owned by that person for the purpose of computing the total number of shares beneficially owned by that person and the percentage ownership of that person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or group. Accordingly, the amounts in the table include shares of common stock that such person has the right to acquire within 60 days of September 4, 2013 by the exercise of stock options.

(3)
Based solely on a review of Amendment No. 4 to the Schedule 13G filed with the SEC on June 7, 2013 by BlackRock Inc., on behalf of itself and its wholly owned subsidiaries. BlackRock Inc. and its wholly owned subsidiaries reported sole voting and dispositive power with respect to all such shares.

(4)
Based solely on a review of the Schedule 13G filed with the SEC on February 15, 2013 by PENN Capital Management. PENN Capital Management reported sole voting and dispositive power with respect to all such shares.

(5)
Based solely on a review of Amendment No. 1 to the Schedule 13G filed with the SEC on February 13, 2013 by BlueMountain Capital Management, LLC (“BCM”) and BlueMountain GP Holdings, LLC (“BGH”). BCM reported shared voting and dispositive power with respect to all such shares and BGH reported shared voting and dispositive power with respect to 3,208,263 of such shares.

(6)
Based solely on a review of the Schedule 13G filed with the SEC on February 13, 2013 by The Vanguard Group. The Vanguard Group reported sole voting power with respect to 80,194 of such shares, sole dispositive power with respect to 3,395,334 of such shares and shared dispositive power with respect to 80,194 of such shares.

(7)
Based solely on a review of the Schedule 13G filed with the SEC on February 11, 2013 by Dimensional Fund Advisors LP. Dimensional Fund Advisors LP reported sole voting power with respect to 3,183,023 of such shares and sole dispositive power with respect to all such shares.

(8)	Includes options to purchase 48,251 shares of common stock that are currently exercisable or will become exercisable within 60 days of September 4, 2013.

(9)
Includes options to purchase 48,251 shares of common stock that are currently exercisable or will become exercisable within 60 days of September 4, 2013. Includes 107,895 shares held by, or in trusts for, members of Mr. Higgerson’s family. Also includes 24,400 shares held by Higgerson Investments. Mr. Higgerson disclaims beneficial ownership of the shares held in trust and held by Higgerson Investments.

(10)	Includes options to purchase 357,884 shares of common stock that are currently exercisable or will become exercisable within 60 days of September 4, 2013.

(11)	Includes options to purchase 227,736 shares of common stock that are currently exercisable or will become exercisable within 60 days of September 4, 2013.

(12)
Includes options to purchase 189,495 shares of common stock that are currently exercisable or will become exercisable within 60 days of September 4, 2013. Includes 103,499 shares held by, or in trusts for, members of Mr. Kissner’s family. Mr. Kissner disclaims beneficial ownership of the shares held in trust.

(13)	Includes options to purchase 187,608 shares of common stock that are currently exercisable or will become exercisable within 60 days of September 4, 2013.

(14)	Includes options to purchase 461,853 shares of common stock that are currently exercisable or will become exercisable within 60 days of September 4, 2013.

(15)	Includes options to purchase 45,414 shares of common stock that are currently exercisable or will become exercisable within 60 days of September 4, 2013.

(16)	Includes options to purchase 210,249 shares of common stock that are currently exercisable or will become exercisable within 60 days of September 4, 2013.

(17)	Includes options to purchase 1,921,494 shares of common stock that are currently exercisable or will become exercisable within 60 days of September 4, 2013.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee currently consists of three members of the Board, each of whom is independent of the Company and its management, as defined in the NASDAQ Listing Rules. The Board has adopted, and periodically reviews, the Audit Committee charter. The charter specifies the scope of the Audit Committee’s responsibilities and how it carries out those responsibilities.
The Audit Committee reviews management’s procedures for the design, implementation, and maintenance of a comprehensive system of internal controls over financial reporting and disclosure controls and procedures focused on the accuracy of our financial statements and the integrity of our financial reporting systems. The Audit Committee provides the Board with the results of its examinations and recommendations and reports to the Board as it may deem necessary to make the Board aware of significant financial matters requiring the attention of the Board.
The Audit Committee does not conduct auditing reviews or procedures. The Audit Committee monitors management’s activities and discusses with management the appropriateness and sufficiency of our financial statements and system of internal control over financial reporting. Management has primary responsibility for the Company’s financial statements, the overall reporting process and our system of internal control over financial reporting. Our independent registered public accounting firm audits the financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present our financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States ("U.S. GAAP) and discusses with the Audit Committee any issues they believe should be raised with us.
The Audit Committee reviews reports from our independent registered public accounting firm with respect to their annual audit and approves in advance all audit and non-audit services provided by our independent auditors in accordance with applicable regulatory requirements. The Audit Committee also considers, in advance of the provision of any non-audit services by our independent registered public accounting firm, whether the provision of such services is compatible with maintaining their independence.
In accordance with its responsibilities, the Audit Committee has reviewed and discussed with management the audited financial statements for the year ended June 28, 2013 and the process designed to achieve compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee has also discussed with our independent registered public accounting firm, KPMG LLP, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has received the written disclosures and letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence, including whether KPMG LLP’s provision of non-audit services is compatible with its independence.
Based on these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements for the year ended June 28, 2013 be included in Company’s Annual Report on Form 10-K.

Audit Committee of the Board of Directors

Edward F. Thompson, Chairman
William A. Hasler
Raghavendra Rau

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

KPMG LLP has been approved by our Audit Committee to act as our independent registered public accounting firm for the fiscal year ending June 27, 2014. Representatives of KPMG LLP will be present at the Annual Meeting , will have opportunity to make a statement should they so desire and will be available to respond to appropriate questions.
Audit and other fees billed to us for the fiscal year ended June 28, 2013 and June, 29, 2012 are as follows:

	Fiscal 2013 (1)(3)	Fiscal 2012 (2)
Audit Fees(4)	$1,428,917	$1,935,258
Audit-Related Fees(5)	7,500	—
Tax Fees(6)	64,185	73,065
All Other Fees(7)	—	16,120
Total Fees for Services Provided	$1,500,602	$2,024,443
________________________

(1)
On September 6, 2012, the Audit Committee approved the engagement of KPMG LLP as its new independent registered public accounting firm for the year ending June 28, 2013. The appointment of KPMG LLP was ratified by our stockholders at our 2012 Annual Meeting held on November 13, 2012.

(2)	On September 6, 2012, the Company dismissed Ernst & Young LLP as its independent registered public accounting firm.

(3)	Includes the following fees billed to us by Ernst & Young LLP for the period June 29, 2012 through September 6, 2012: audit fees totaling $92,549 and tax fees totaling $64,185.

(4)
Audit fees include fees associated with the annual audit, as well as reviews of our quarterly reports on Form 10-Q, SEC registration statements, accounting and reporting consultations and statutory audits required internationally for our subsidiaries.

(5)	Audit-related fees include fees for completion of certain statutory registration requirements.

(6)	Tax fees were for services related to tax compliance and tax planning services.

(7)	Other fees include fees billed for other services rendered not included within Audit Fees, Audit Related Fees or Tax Fees.
KPMG LLP and Ernst & Young LLP did not perform any professional services related to financial information systems design and implementation for us in fiscal 2013 or fiscal 2012.
The Audit Committee has determined in its business judgment that the provision of non-audit services described above is compatible with maintaining KPMG LLP and Ernst & Young LLP’s independence.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Overview and Summary

This Compensation Discussion and Analysis, which has been prepared by management, is intended to help our stockholders understand our executive compensation philosophy, objectives, elements, policies, practices, and decisions. It is also intended to provide context for the compensation information for our CEO, CFO and the three other most highly compensated executive officers (our “named executive officers”) detailed in the Summary Compensation Table below and in the other tables and narrative discussion that follow.

To understand our approach to executive compensation, you should read the entire Compensation Discussion and Analysis that follows. The following brief summary introduces the major topics covered:

•
the cornerstone of our executive compensation program is pay for performance. Accordingly, while we pay competitive base salaries and other benefits, the majority of our named executive officers’ compensation opportunity is based on variable pay.

•	the objectives of our executive compensation program are to reward superior performance, motivate our executives to achieve our goals and attract and retain a world-class management team.

•
the Compensation Committee oversees our compensation program. The Compensation Committee makes most executive compensation decisions, but also makes recommendations on certain aspects of the program to the full Board. The Compensation Committee is composed solely of independent directors. In its work, the Compensation Committee is assisted by independent compensation consultants engaged by the Compensation Committee.

•
in reviewing the elements of our executive compensation program — base salary, annual incentives, long-term incentives and post-termination compensation — our Compensation Committee reviews market data from similar companies.

•
our competitive positioning philosophy is to set compensation at the 50th percentile of compensation at peer group companies with allowances for internal factors such as tenure, individual performances and the specific importance of the job to the Company.

•
our annual incentive program is based on specific Company financial performance goals for the fiscal year, and includes provisions to “claw back” any excess amounts paid in the event of a later correction or restatement of our financial statements.

The Company believes the compensation program for the named executive officers was instrumental in helping the Company achieve its financial performance in fiscal year 2013. Moreover, we believe that in emphasizing long term stockholder value creation over short term operating results the structure of our executive compensation program has benefited our Company.
Compensation Governance Best Practices

    The Compensation Committee believes that a demonstrative commitment to best practices in compensation governance is itself an essential component of our approach to executive compensation. The following practices are some examples of this commitment:

•
Pay for Performance: A substantial portion of our executives’ compensation opportunity is tied to achieving specified corporate objectives; in 2013, for example, 100% of the equity awards made to our executive officers under the Annual Incentive Plan (AIP) were performance based and at-risk. Failure to achieve these objectives results in significantly lower compensation, and in some instances outright forfeiture of equity grants. Under the Long Term Incentive Plan (LTIP) , an additional two years of service is required before any earned performance-based equity grants vest, reinforcing the long-term focus of our executive compensation programs;

•
Mix of short term and long-term compensation: Short term compensation for our executive officers is comprised of base salaries and at-risk compensation, which includes a mix of performance based cash and equity that may be awarded if the Company meets its financial targets. Long term compensation is composed of stock options which vest over a 3 year period.

•
Independent Compensation Consultant: The Compensation Committee directly retains the services of Pearl Meyer, an independent compensation consultant, to advise it in determining reasonable and market-based compensation policies;

•	Prohibition on hedging: Our executive officers, together with all other employees, are prohibited from engaging in hedging or similar transactions with respect to our securities.

•
No perquisites: Our executive officers are not provided with club memberships, personal use of corporate aircraft or any other perquisite or special benefits other than our occasional provision of relocation expense reimbursement;

•
No single trigger change of control acceleration: All change of control arrangements with our executive officers provide for acceleration of vesting for outstanding equity awards only in the event that we are both subject to a change in control and the executive officer’s employment terminates thereafter for specified reasons; and

•	Strong compensation risk management: The Compensation Committee reviews and analyzes the risk profile of our compensation programs and practices at least annually.

Compensation Philosophy and Objectives

The primary objectives of our total executive compensation program are to recruit, retain, and develop exceptional executives, incentivize those individuals to achieve strategic, operational, and financial goals, rewarding superior performance and aligning the long term interests of our executives with our stockholders. The following principles guide our overall compensation program:

•	reward superior performance;

•	motivate our executives to achieve strategic, operational, and financial goals;

•	enable us to attract and retain a world-class management team; and

•	align outcomes and rewards with stockholder expectations.
The Compensation Committee annually reviews the executive compensation program to ensure our executive compensation policies and programs remain appropriately aligned with evolving business needs and to consider best compensation practices. Our executive compensation programs are reviewed to ensure that they achieve a balance between providing strong retention and performance incentives to our executives while accommodating a meaningful and continuing effort to manage both the Company’s share burn rate and the dilutive effects of the Company equity awards to the Company’s stockholders.

Executive Compensation Process

The Compensation Committee is responsible for establishing and implementing executive compensation policies and programs in a manner consistent with our compensation objectives and principles. The Compensation Committee, which is comprised solely of independent directors, reviews and approves the features and design of our executive compensation program, and approves the compensation levels, individual bonus objectives and total compensation targets for our executive officers other than our CEO. The Board approves the compensation level, individual bonus objectives, and financial targets for our CEO. The Compensation Committee also monitors executive succession planning and monitors our performance as it relates to overall compensation policies for employees, including benefit and savings plans.

In discharging its responsibilities, the Compensation Committee may engage outside consultants and consult with our Human Resources Department as well as internal and external legal or accounting advisors, as the Compensation Committee determines to be appropriate. The Compensation Committee considers recommendations from our CEO and senior management when making decisions regarding our executive compensation program and compensation of our executive officers. Following each fiscal year end, our CEO, assisted by our Human Resources Department, assesses the performance of all named executive officers and other officers. Following this annual performance review process, our CEO recommends base salary and incentive and equity awards for our named executive officers and other officers to the Compensation Committee. Based on input from our CEO and management, as well as from independent consultants, if any are used, and, in the case of the CEO’s compensation, the Compensation Committee’s evaluation of the CEO’s performance, the Compensation Committee determines what changes, if any, should be made to the executive compensation program and either sets or recommends to the full Board the level of each compensation element for all of our officers.

Independent Compensation Consultant for Compensation Committee

    The Compensation Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist it. Accordingly, the Compensation Committee has hired Pearl Meyer & Partners (“Pearl Meyer”) as an independent consultant to advise the Committee on matters related to the compensation of the Company’s executive officers. All services that Pearl Meyer provided Aviat in fiscal year 2013 were approved by the Committee and related to executive or Board compensation. Pearl Meyer provides an annual review of the Company’s compensation practices, reviews and makes recommendations regarding the compensation peer groups, and provides independent input to the Compensation Committee on programs and practices.

Compensation Committee Advisor Independence

The Compensation Committee has considered the independence of Pearl Meyer pursuant to the NASDAQ Listing Rules and related SEC rules finalized in 2012, and has found no conflict of interest in Pearl Meyer continuing to provide advice to the Compensation Committee. The Compensation Committee is also regularly advised by the Company’s primary outside counsel, Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”). Pursuant to the NASDAQ Listing Rules and related SEC rules finalized in 2012, the Compensation Committee has found no conflict of interest in WSGR continuing to provide advice to the Compensation Committee. The Compensation Committee intends to reassess the independence of its advisors at least annually.

Consideration of Say on Pay Results

We conducted our advisory vote on executive compensation last year at our annual meeting. Although this vote was not binding on the Board or us, we believe that it is important for our stockholders to have an opportunity to express their views regarding our executive compensation philosophy, program and practices as disclosed in our proxy statement on an annual basis. The Board and our Compensation Committee value stockholders’ opinions and, to the extent there is any significant vote against the compensation of our named executive officers, the Compensation Committee will evaluate whether any actions are warranted or appropriate.

At our 2012 Annual Meeting, 98% of the votes cast on the advisory vote on executive compensation supported our named executive officers’ compensation as disclosed in the proxy statement. Our Compensation Committee reviewed the favorable results of this advisory vote, noting the widespread support from our stockholders. Although none of our Compensation Committee’s subsequent actions or decisions with respect to the compensation of our executive officers were directly attributable to the results of the vote, our Compensation Committee took the vote outcome into consideration in the course of its deliberations. Our Compensation Committee believes that stockholder feedback and concerns on executive compensation matters should be considered as part of its deliberations and intends to consider the results of future advisory votes in its compensation review process.

Competitive Benchmarking

Our compensation program for all of our officers is addressed in the context of competitive compensation practices. Our management and Compensation Committee consider external data to assist in benchmarking total target compensation. For fiscal 2013, targets for total cash and cash based compensation (base salary and short-term incentive), long-term incentives and total direct compensation (base salary and short-term and long-term incentives) for all officers were set based on data collected from our peer group companies and from two published survey sources, the Radford Global Technology Survey and the Pearl Meyer & Partners Executive and Senior Management Total Compensation Survey. In considering data from the two published survey sources, we focused on results for technology companies with revenues between approximately half and approximately twice our revenue. The peer group companies selected for benchmarking are reflective of our market for executive talent and business line competitors. Also, the overall composition of the peer group reflects companies of similar complexity and size to us.

For fiscal 2013, these peer group companies included:

ADTRAN Inc.	Aruba Networks, Inc.
Black Box Corp.	Calix, Inc.
Comtech Telecommunications Corp.	Extreme Networks, Inc.
Finisar Corp.	Harmonic Inc.
Ixia	Loral Space & Communications Inc.
NETGEAR, Inc.	Opnext Inc.
Plantronics Inc.	Powerwave Technologies, Inc.
Riverbed Technology, Inc.	Sonus Networks, Inc.
Symmetricom, Inc.	ViaSat, Inc.

    The Compensation Committee annually reviews the appropriateness of the comparison group used for assessing the compensation of our CEO and other named executive officers. Modifications to the peer group since fiscal 2012 included removal of CIENA Group, F5 Networks Inc. and Polycom Inc. in recognition that each of these companies was much larger in revenue size than we are. EMS Technologies and Hughes Communications were also removed in recognition of their acquisitions by Honeywell and EchoStar, respectively. Tekelec was also removed after it was taken private by a group of investors led by Siris Capital Group. Aruba Networks Inc. and Extreme Networks Inc. were added to our fiscal 2013 peer group to replace these removals and also to better align the overall revenue size of peer group companies with our own.

    Data for our peer group companies was collected directly from these companies’ proxy statements. Data from the published survey source was combined with the peer group data to develop a “market composite” perspective.

Total Compensation Elements

    Our executive compensation program includes four major elements:

•	base salary

•	annual cash incentive

•	long-term compensation — equity incentives

•	post-termination compensation
Each named executive officer’s performance is measured against factors such as long and short-term strategic goals and financial measures of our performance, including factors such as revenue, operating income, cash flow from operations and earnings per share.

Our compensation policy and practice is to target total compensation levels for all officers, including our named executive officers, nominally at the 50th percentile for similar positions as derived from the market composite data, assuming experience in the position and competent performance. The Compensation Committee may decide to target total compensation above or below the 50th percentile for similar positions in unique circumstances based on an individual’s background, experience, or position. Though compensation levels may differ among our named executive officers based upon competitive factors and the role, responsibilities and performance of each named executive officer, there are no material differences in our compensation policies or in the manner in which total direct compensation opportunity is determined for any of our named executive officers. Because our CEO has significantly greater duties, responsibilities and accountabilities than our other named executive officers, the total compensation opportunity for the CEO is higher than for our other named executive officers. In determining CEO and other named executive officer compensation, the Board also considers the ratio between our CEO’s compensation and the average compensation of our other named executive officers as compared with similar ratios for peer group companies. For fiscal 2013, that ratio was 2.00, compared to a median ratio of 2.81 in the peer group companies.

Base Salary

Base salaries are provided as compensation for day-to-day responsibilities and services to us. Executive salaries are reviewed annually. To determine compensation for fiscal year 2013, our CEO made recommendations to the Compensation

Committee in August 2012 regarding the base pay of each named executive officer (other than himself). The Compensation Committee considered each executive officer’s responsibilities, as well as the Company’s performance and recommended increases in base salary for select named executive officers and other officers. The base salary for the Chief Sales Officer was increased by 6.1% from $325,000 to $345,000 and the base salary for the Chief Marketing Officer was increased by 6.7% from $300,000 to $320,000 in recognition of their additional responsibilities. However, the base salary for our CEO did not increase. Additional details concerning the compensation for our named executive officers for fiscal 2013 are set forth in the Summary Compensation Table

Annual Incentive

The short-term incentive element of our executive compensation program is currently comprised of a cash and equity-based Annual Incentive Plan, or AIP. The CEO reviews his recommendations for each named executive officer with the Compensation Committee, taking into account benchmarked market data obtained from Pearl Meyer, the Compensation Committee’s independent consultant. Based on recommendations by the CEO, and as specified in any applicable employment agreement, the Compensation Committee recommends to the Board an annual incentive compensation target, expressed as a percentage of base salary, for each executive officer in August. Each named executive officer’s target annual incentive percentage is benchmarked against the 50th percentile within the market composite for his or her specific role. The Compensation Committee also recommends to the Board specific Company financial performance measures and targets including the relative weighting and payout thresholds. The financial targets are aligned with our Board-approved annual operating plan, and during the year periodic reports are made to the Board about our performance compared with the targets. Under the AIP, a significant portion of the executive’s annual compensation is tied directly to our financial performance. The target amount of annual incentive compensation under our AIP, expressed as a percentage of base salary, generally increases with an executive’s level of management responsibility. AIP target incentive can represent up to 100% of the base cash compensation for our named executive officers and may be paid in the form of cash, stock or a combination of the two. If performance results meet target levels, our executives can earn up to a maximum of 100% of their target incentive. No incentive can be earned for performance below the minimum threshold. Equity awards under the AIP are granted under the 2007 Stock Equity Plan, as amended and restated.

For fiscal year 2013, given the Company’s desire to conserve cash, the AIP provided for stock incentives and contained minimum thresholds and payout ratios for performance measures consisting of earnings per share (EPS) performance metrics. The target amounts were established in August 2012, and the plan provided for zero payout unless Company performance was met. The EPS target for fiscal year 2013 was based on a non-GAAP measure which excluded share-based compensation, amortization of purchased technology, transactional tax assessments, amortization of intangible assets, restructuring charges, adjustments to the proforma tax rate and non-recurring income.

Table 1

		Results-Driven Entitlement
		Performance	Payout
Fiscal 2013 Annual Incentive Plan		(As % of Financial Target)	(As % of Award Target)
Metric	Tiers
Earnings Per Share	Minimum Threshold	100%	100%
	Target	100%	100%

The 2013 AIP did not guarantee payout of the target amounts, and the Compensation Committee considered the EPS target to be challenging. During the 2013 fiscal year, we achieved the target for AIP awards and upon approval by the Compensation Committee; all named executive officers received 100% of the payout under the AIP. The Company achieved 106% of its target objective. Payouts to named executive officers were 100% in the form of performance based restricted stock issued subject to vesting based on achievement of the AIP target.
Long-Term Compensation — Equity Incentives

The Compensation Committee uses the Long Term Incentive Plan (“LTIP”) as a means for determining awards of stock options, stock appreciation rights, restricted shares, restricted stock units, performance shares, and other stock-based awards to our officers and other executives based on multi-year performance. All of the awards are granted under the 2007 Stock Equity Plan, as amended and restated (the “Plan”).

Our LTIP is designed to motivate our executives to focus on achievement of our long-term financial goals. Equity awards motivate our executives to achieve our long-term goals and to the extent our results affect our stock price, link such results with the performance of our stock over a three to four -year period. Using equity awards helps us to retain executives, encourage share ownership and maintain a direct link between our executive compensation program and the value and appreciation in the value of our stock.

Initially, in fiscal 2013 LTIP awards were granted at a reduced level, in relation to base salary, in light of the challenging business environment facing the Company. Prior LTIP awards had been composed of 50% stock options, 25% service-based restricted stock awards and 25% performance-based restricted stock awards. (These proportions were measured by the estimated GAAP expense associated with the awards). Initially, management and the Board agreed to reduce the total target incentive amount for each named executive officer for fiscal year 2013 by eliminating the performance based stock awards, with no increase in the other components. Pearl Meyer presented a report (the “Report”) to the Compensation Committee benchmarking LTIP compensation for executive officers. In January 2013, after consideration of the Company’s financial performance, retention objectives and the Report, the Compensation Committee recommended to the Board that additional LTIP awards be made to the executive officers. Given the Board’s desire to retain its executive officers, the Board approved the reinstatement of Performance Restricted Stock to the LTIP. This component of the LTIP was comprised of performance vesting restricted shares which vest based on both the achievement of the Company’s EPS target and continuous service. The Committee believes that each type of equity component addresses different compensation objectives. Stock options provide a leverage opportunity and alignment with shareholder interests. Service-based restricted stock encourages retention of key executives. Performance-based restricted stock aligns pay with performance.

Performance Shares. In past fiscal years, the Compensation Committee recommended performance share awards that are earned, if the performance criteria are met, at the end of a 3-year plan cycle. The maximum possible entitlement to performance shares will occur if 100% of the target is achieved. In addition, irrespective of Company performance versus target, there is no entitlement to performance shares unless the award recipient continues to be employed throughout the multi-year period. Performance shares are subject to repurchase by the Company at $0.01 per share if eligible employment ends during the performance measurement period and to the extent the maximum performance is not achieved during the performance measurement period. For fiscal year 2010, upon the recommendation of the Compensation Committee, the performance shares under the 2010-2012 LTIP, were repurchased by the Company since the Committee determined that the threshold targets had not been met. For fiscal year 2013, upon recommendation of the Compensation Committee, all of the performance based restricted shares under the fiscal year 2012 LTIP, were repurchased by the Company since the Compensation Committee determined that the threshold targets had not been met. For compensation planning purposes, awards of performance-based restricted stock are valued at the fair market value of the shares on the date of award, which is the closing price on the NASDAQ Global Select Market on that date, without reduction to reflect vesting or other conditions.

Stock Options. The Compensation Committee believes that stock options directly align the interests of executives and stockholders as the options only result in gain to the recipient if our stock price increases above the exercise price of the options. In addition, options are intended to help retain key employees because they vest over a period of time, and to assist in the hiring of new executives by replacing the value of stock options that may have been forfeited as a result of leaving a former employer. Generally, options are granted with an exercise price equal to the fair market value of the common stock on the grant date, which is the closing price on the NASDAQ Global Select Market on that date. Typically, the Compensation Committee awards stock options that vest and become exercisable solely on the basis of continued employment, or other service, over three or four years, with 50 or 25 % vesting on the first anniversary of the date of the grant and an additional 25 % vesting on the remaining anniversaries of the date of the grant. Duration of stock options (subject to the terms of the Plan) is seven years from grant date. For compensation planning purposes, awards of stock options are valued using the Black-Scholes valuation method, without reduction to reflect vesting or other conditions. In fiscal 2013, the Black-Scholes valuations were approximately 50% of the grant-date value of the shares subject to the option.

Service-Based Restricted Stock. Service-based restricted stock awards are awards of stock at the start of a vesting period which is subject to repurchase for nominal consideration if the specified vesting conditions are not satisfied. In addition to their use as a component of the LTIP, awards of service-based restricted stock may be made on a selective basis to individual executives primarily to facilitate retention and succession planning or to replace the value of equity awards that may have been forfeited as a result of the executive’s leaving a former employer. For compensation planning purposes, awards of service-based restricted stock are valued at the fair market value of the shares on the date of award, which is the closing price on the NASDAQ Global Select Market on that date, without reduction to reflect vesting or other conditions. Typically, the Compensation Committee awards restricted stock that vests and becomes exercisable solely on the basis of continued employment, or other service, usually over three years, with 33 1/3 % vesting on the first anniversary of the date of the grant and an additional 33 1/3 % vesting on the second and third anniversaries of the date of the grant. Unvested shares are subject to repurchase by the Company at $0.01 per share if employment ends before the third anniversary of the grant date.

The LTIP continues to be an important element of our executive compensation program. For fiscal 2014, the Compensation Committee recommended, and the Board authorized, long-term incentive awards structured 100% as stock options vesting 50% on the first, and 25% on the second and third anniversaries of the grant.

Recovery of Executive Compensation

Our executive compensation program permits us to recover or “clawback” all or a portion of any performance-based compensation if our financial statements are restated as a result of errors, omissions, or fraud. The amount which may be recovered will be the amount by which the affected compensation exceeded the amount that would have been payable had the financial statements been initially filed as restated, or any greater or lesser amount that the Compensation Committee or our Board shall determine. In no case will the amount to be recovered by us be less than the amount required to be repaid or recovered as a matter of law. Recovery of such amounts by us would be in addition to any actions imposed by law, enforcement agencies, regulators, or other authorities.

Hedging Prohibition

Our executive officers, as well as other employees, are prohibited from engaging in hedging or similar transactions with respect to our securities where the transaction is designed or intended to decrease the risks associated with holding our securities. This prohibition includes transactions involving puts, call, collars or other derivative securities.

Perquisites

Our executive officers participate in the same group insurance and employee benefit plans as our other full-time U.S. employees. We do not provide special benefits or other perquisites to our executive officers.

Stock Ownership Guidelines

While we do not have a minimum stock ownership requirement for members of the Board and our named executive officers, the corporate governance guidelines adopted by the Board encourage the ownership of our common stock. The Compensation Committee is satisfied that the stock and other equity holdings among our executive officers are sufficient at this time to provide appropriate motivation to align this group’s long-term interests with those of our stockholders.

Tax and Accounting Considerations

Tax Considerations. The Compensation Committee generally considers the federal income tax and financial accounting consequences of the various components of the executive compensation program in making decisions about executive compensation. The Compensation Committee believes that achieving the compensation objectives discussed above is more important than the benefit of tax deductibility and the executive compensation programs may, from time to time, limit the tax deductibility of compensation. Nevertheless, when not inconsistent with these objectives, the Compensation Committee endeavors to award compensation that will be deductible for income tax purposes. Internal Revenue Code Section 162(m) may limit the tax deductions that a public company can claim for compensation to some of its named executive officers. The Company does not guarantee that any compensation intended to qualify as deductible performance-based compensation under Section 162(m) so qualifies. Section 409A of the Internal Revenue Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of the deferral elections, timing of payments and certain other matters. As a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees so that they are either exempt from, or satisfy the requirements of, Section 409A. We believe that currently we are operating such plans in compliance with Section 409A.

Accounting Considerations. The Compensation Committee also considers the accounting implications of various forms of executive compensation. In its financial statements, the Company records salaries and performance-based compensation such as bonuses as expenses in the amount paid or to be paid to the named executive officers. Accounting rules also require the Company to record an expense in its financial statements for equity awards, even though equity awards are not paid as cash to employees. The accounting expense of equity awards to employees is calculated in accordance with GAAP. The Compensation Committee believes that the many advantages of equity compensation, as discussed above, more than compensate for the non-cash accounting expense associated with them.

Benefits under the 401(k) Plan and Generally Available Benefit Programs

In fiscal year 2013, our named executive officers were eligible to participate in the health and welfare programs that are generally available to all full-time U.S.-based employees, including medical, dental, vision, life, short-term and long-term disability, employee assistance, flexible spending and accidental death and dismemberment.

In addition, the named executive officers and all other eligible U.S.-based employees can participate in our tax-qualified 401(k) Plan. Under the 401(k) Plan, all eligible employees can receive matching contributions from the Company. Our company-matching contribution for the 401(k) Plan during fiscal year 2013 was 100% of the first 5% of contributions by the employee to the 401(k) Plan. Employees under the age of 50 can contribute a maximum per participating employee of $17,500 and $23,000 if over the age of 50 during each calendar year, as allowed by the IRS. We do not provide defined benefit pension plans or defined contribution retirement plans to the named executive officers or other employees other than the 401(k) Plan, or as required in certain countries other than the United States, for legal or competitive reasons.

We adopted an employee stock purchase plan effective November 19, 2009 and commencing on July 3, 2010, under which named executive officers and all other eligible U.S.-based employees can elect, on a quarterly basis, to apply a portion of their cash compensation to purchase shares of our common stock at a 5% discount. An employee’s total purchases in any year cannot exceed $25,000 in value or 15% of his or her salary, whichever is less. Furthermore, an employee may not purchase more than 608 shares of common stock annually under the employee stock purchase plan.

The 401(k) Plan, employee stock purchase plan and the other benefit programs allow us to remain competitive and enhance employee loyalty and productivity. These benefit programs are primarily intended to provide all eligible employees with competitive and quality healthcare, financial contributions for retirement and to enhance hiring and retention.

Post-Termination Compensation

Employment agreements have been established with each of our named executive officers. These agreements provide for certain payments and benefits to the employee if his or her employment with us is terminated. These arrangements are discussed in more detail on page 36. We have determined that such payments and benefits are an integral part of a competitive compensation package for our named executive officers. For additional information regarding our employment agreements with our named executive officers, see the discussion under “Potential Payments Upon Termination or Change of Control.”

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended June 28, 2013.

Compensation Committee of the Board of Directors

Dr. James C. Stoffel, Chairman
Clifford H. Higgerson
Dr. Mohsen Sohi

Risk Considerations in Our Compensation Program

The Compensation Committee, pursuant to its charter, is responsible for reviewing and overseeing the compensation benefits structure applicable to our employees, generally. We do not believe that our compensation policies and practices for our employees give rise to risks that are reasonably likely to have a material adverse effect on our company. In reaching this conclusion, we considered the following factors:

•	Our compensation program is designed to provide a mix of both fixed and “at risk” incentive compensation.

•
The incentive elements of our compensation program (annual incentives and multi-year equity LTIP awards) are designed to reward both annual performance (under the annual incentive plan) and longer-term performance (under the LTIP). We believe this design mitigates any incentive for short-term risk-taking that could be detrimental to our company’s long-term best interests.

•
Maximum payouts under our annual incentive plan are currently capped at 100% of target payouts. We believe these limits mitigate excessive risk-taking, since the maximum amount that can be earned is limited.

•
Finally, our annual incentive plan and our long-term incentive plan both contain provisions under which awards may be recouped or forfeited if the recipient has not complied with our policies. In addition, our performance-based plans (cash incentive and performance shares) both contain provisions under which awards may be recouped or forfeited if the financial results for a period affecting the calculation of an award are later restated.

Summary Compensation Table

The following table summarizes the total compensation for each of our fiscal years ended June 28, 2013, June 29, 2012 and July 1, 2011 of our named executive officers, who consisted of our CEO, CFO and the next three other most highly compensated executive officers.

Name/Principal Position	Fiscal Year (1)	Salary (3)	Bonus (4)	Stock Awards (5)	Option Awards (6)	Non-Equity Incentive Plan Compensation(7)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (8)	All Other Compensation (9)	Total
		($)	($)	($)	($)	($)	($)	($)	($)
Michael Pangia, Chief Executive Officer (2)	2013	550,000	—	539,809	160,999	—	—	92,778	1,343,586
	2012	542,500	—	405,533	366,576	275,000	—	234,689	1,824,298
	2011	420,000	—	109,000	110,255	—	—	1,324	640,579
Edward Hayes Jr., Senior Vice President and Chief Financial Officer (2)	2013	360,000	—	264,997	79,036	—	—	14,996	719,029
	2012	235,385	75,000	355,937	458,068	96,250	—	54,426	1,275,066
Paul A. Kennard, Senior Vice President and Chief Technology Officer	2013	324,804	—	191,273	57,047	—	—	15,344	588,468
	2012	324,804	—	92,411	97,476	97,500	—	21,413	633,604
	2011	324,804	—	119,900	121,281	—	—	16,514	582,499
Heinz H. Stumpe, Senior Vice President and Chief Sales Officer (formerly Chief Operating Officer) (2)	2013	340,385	—	237,026	70,693	—	—	2,379	650,483
	2012	325,000	—	92,430	97,476	97,500	—	2,260	614,666
	2011	325,000	—	119,900	121,281	—	—	8,260	574,441
Shaun McFall, Senior Vice President and Chief Marketing Officer	2013	315,385	—	204,146	60,887	—	—	14,170	594,588
	2012	300,000	—	85,320	89,977	90,000	—	9,181	574,478
	2011	300,000	—	119,900	121,281	—	—	14,507	555,688

(1)
Our fiscal year 2013 ended June 28, 2013, fiscal year 2012 ended June 29, 2012 and our fiscal year 2011 ended July 1, 2011. The amounts in this table represent total compensation paid or earned for our fiscal year as included in our annual financial statements.

(2)
Effective July 18, 2011, Mr. Pangia was appointed President and CEO. Effective October 31, 2011, Mr. Hayes was appointed Senior Vice President and CFO. Effective June 24, 2012, Mr. Stumpe was appointed Senior Vice President and Chief Sales Officer. Effective July 8, 2013, Mr. Kennard’s employment with the Company was terminated.

(3)
The annual base salary for Mr. Pangia as our CEO is $550,000. The amount in the Summary Compensation table for the fiscal year ended June 29, 2012 of $542,500 reflects Mr. Pangia’s salary as our Chief Sales Officer for the period July 2, 2011 through July 17, 2011 and as our CEO for the period July 18, 2011 through June 29, 2012.

The annual base salary for Mr. Hayes is $360,000. The amount in the Summary Compensation table for fiscal 2012 of $235,385 reflects Mr. Hayes’ salary for the period October 31, 2011 through June 29, 2012. The annual base salary for Mr. Stumpe is $345,000 effective July 1, 2012. The annual base salary for Mr. McFall is $320,000 effective August 15, 2012.

(4)	Represents a one-time bonus earned by Mr. Hayes in respect of fiscal 2012 performance for the achievement of certain management objectives.

(5)
The “Stock Awards” column shows the full grant date fair value of the performance shares (at target) and restricted stock granted in fiscal 2013 and 2012. For fiscal 2011, the grant date fair value of the performance shares was reduced to zero or no value since subsequent to the grant date we estimated that the minimum threshold performance will not be achieved. If we had estimated that the fiscal 2011 performance shares would be earned by exceeding the target metrics (the maximum pay-out under the Plan), the following amounts would have been included in the amount under this column and as part of the named executive officers total compensation:

Mr. Pangia	$109,000
Mr. Kennard	$119,900
Mr. Stumpe	$119,900
Mr. McFall	$119,900
Mr. Kissner	$466,602

The grant date fair value of the performance shares and restricted stock was determined under FASB ASC Topic 718 and represents the amount we would expense in our financial statements over the entire vesting schedule for the awards. The grant date fair value for performance awards and restricted stock was based on the closing market price of our common stock on the respective award dates, except for the performance shares granted during fiscal 2011 as discussed above. The assumptions used for determining values are set forth in Notes 1 and 10 to our audited consolidated financial statements in Part II, Item 8 of our Annual Report on Form 10-K for the fiscal year ended June 28, 2013. These amounts reflect our accounting for these grants and do not correspond to the actual values that may be recognized by the named executive officers.

(6)
The “Option Awards” column shows the full grant date fair value of the stock options granted in fiscal 2013, 2012 and 2011. The grant date fair value of the stock option awards was determined under FASB ASC Topic 718 and represents the amount we would expense in our financial statements over the entire vesting schedule for the awards. The assumptions used for determining values are set forth in Notes 1 and 11 to our audited consolidated financial statements in Part II, Item 8 of our Annual Report on Form 10-K for the fiscal year ended June 28, 2013. These amounts reflect our accounting for these grants and do not correspond to the actual values that may be recognized by the named executive officers.

(7)
There was no non-equity incentive compensation under the AIP for fiscal 2013. For fiscal 2012, represents amounts earned in respect of fiscal 2012 performance under the fiscal year 2012 AIP as though 100% of revenue and operating income (non-GAAP) targets had been achieved with actual achievement of 100% of both targets. For fiscal 2011, no amounts were paid to named executive officers in respect of fiscal 2011 performance under the respective fiscal year’s AIP.

(8)	We do not currently have our own pension plan or deferred compensation plan.

(9)	The following table describes the components of the “All Other Compensation” column.

		Life Insurance (a)	Housing and Auto Allowance (b)	Vacation Payout in Cash	Severance & Related Benefits	Other Patent Income (c)	Other Bonus (d)	Relocation Benefits (e)	Company Matching Contributions Under 401(k) Plan (f)	Total All Other Compensation
Name	Year	($)	($)	($)	($)	($)	($)	($)	($)	($)
Michael Pangia	2013	2,142	—	—	—	—	—	90,636	—	92,778
	2012	2,100	—	—	—	—	—	232,589	—	234,689
	2011	1,324	—	—	—	—	—	—	—	1,324
Edward J. Hayes	2013	2,534	—	—	—	—	—	—	12,462	14,996
	2012	1,657	—	—	—	—	50,000	—	2,769	54,426
Paul A. Kennard	2013	3,469	—	—	—	—	—	—	11,875	15,344
	2012	3,469	—	—	—	5,694	—	—	12,250	21,413
	2011	2,864	—	—	—	1,015	—	—	12,635	16,514
Heinz H. Stumpe	2013	2,379	—	—	—	—	—	—	—	2,379
	2012	2,260	—	—	—	—	—	—	—	2,260
	2011	2,260	6,000	—	—	—	—	—	—	8,260
Shaun McFall	2013	1,170	—	—	—	—	—	—	13,000	14,170
	2012	1,104	—	—	—	—	—	—	8,077	9,181
	2011	1104	—	—	—	—	—	—	13,403	14,507
_____________________

(a)	Represents premiums paid for life insurance that represent taxable income for the named executive officer.

(b)	Represents taxable amounts to Mr. Stumpe paid under former Stratex compensation policies that carried forward after the merger on January 26, 2007.

(c)	Represents taxable amounts paid to Mr. Kennard for the acquisition of patents previously owned by him.

(d)	Represents a sign-on bonus paid to Mr. Hayes.

(e)	Represents taxable benefits paid in connection with the relocation of Mr. Pangia’s household to Santa Clara, California from Georgia.

(f)	Represents matching contributions made by us to the account of the respective named executive’s 401(k) Plan.
Grants of Plan-Based Awards in Fiscal 2013

The following table lists our grants and incentives during our fiscal year ended June 28, 2013 of plan-based awards, both equity and non-equity based and including our Annual Incentive Plan and Long-Term Incentive Plan, to the named executive officers listed in the Summary Compensation Table. There is no assurance that the grant date fair value of stock and option awards will ever be realized.

									All Other Stock Awards in Fiscal 2013
		Estimated Possible Payouts Under Short-Term Non-Equity Incentive Plan Awards in Fiscal 2013 (2)			Estimated Future Payments Under Equity Incentive Plan Awards in Fiscal 2013				Number of Shares of Stock or Units	Number of Securities Underlying Options		Exercise or Base Price of Option Awards	Fair Value of Stock and Option Awards (6)
	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Name	(1)	($)	($)	($)	(#)	(#)	(#)		(#)	(#)		($/Share)	($)
Michael Pangia	10/03/2012	—	—	—	160,769	160,769	160,769	(3)	—	—		—	366,553
	11/29/2012	—	—	—	66,894	66,894	66,894	(4)		—		—	173,256
	10/03/2012	—	—	—	—	—	—		—	137,500	(5)	2.28	160,999
Edward Hayes Jr.	10/3/2012	—	—	—	78,923	78,923	78,923	(3)	—	—		—	179,944
	11/29/2012	—	—	—	32,839	32,839	32,839	(4)		—		—	85,053
	10/3/2012	—	—	—	—	—	—		—	67,500	(5)	2.28	79,036
Paul A. Kennard	10/03/2012	—	—	—	56,966	56,966	56,966	(3)	—	—		—	129,882
	11/29/2012	—	—	—	23,703	23,703	23,703	(4)		—		—	61,391
	10/03/2012	—	—	—	—	—	—		—	48,721	(5)	2.28	57,047
Heinz H. Stumpe	10/03/2012	—	—	—	70,592	70,592	70,592	(3)	—	—		—	160,950
	11/29/2012	—	—	—	29,373	29,373	29,373	(4)		—		—	76,076
	10/03/2012	—	—	—	—	—	—		—	60,375	(5)	2.28	70,693
Shaun McFall	10/03/2012	—	—	—	60,800	60,800	60,800	(3)	—	—		—	138,624
	11/29/2012	—	—	—	25,298	25,298	25,298	(4)		—		—	65,522
	10/03/2012	—	—	—	—	—	—		—	52,000	(5)	2.28	60,887
______________________

(1)	Grant Date of Common Stock under our 2007 Stock Equity Plan, as amended and restated effective November 17, 2011.

(2)	There were no Non-Equity Incentive Plan Awards granted under our fiscal 2013 Annual Incentive Plan.

(3)
Performance shares were granted under the fiscal 2013 AIP, and vest 100% when performance target is met. The target is $0.17 of Non-GAAP EPS for fiscal 2013. The shares may vest following the end of our fiscal year 2013, or June 28, 2013, based on continuous employment and achievement of performance results as stated above. Performance shares vested in full on August 28, 2013.

(4)
Performance shares were granted under the fiscal 2013 LTIP, and vest if performance target is met: 1/3 upon performance target is met, 1/3 at the end of fiscal 2014 and 1/3 at the end of fiscal 2015. The target is $0.17 of Non-GAAP EPS for fiscal 2013. The shares may vest following the end of our fiscal year 2013, 2014 and 2015, based on continuous employment and achievement of performance results as stated above. The first one-third of the performance shares vested on August 28, 2013.

(5)	Stock options vest in installments of 50% one year from the grant date, 25% two years from the grant date, and 25% three years from the grant date.

(6)
The “Grant Date Fair Value of Stock and Option Awards” column shows the full grant date fair value of the performance shares (at target) and stock options granted in fiscal 2013. The grant date fair value of the performance shares and stock options was determined under FASB ASC Topic 718 and represents the amount we would expense in our financial statements over the entire vesting schedule for the awards in the event the vesting provisions are achieved. The grant date fair value for performance awards was based on a grant price ranging between $2.28 and $2.59, the closing market price of our common stock on the dates which the awards were granted.
The assumptions used for determining values are set forth in Notes 1 and 11 to our audited consolidated financial statements in Part II, Item 8 of our Annual Report on Form 10-K for the fiscal year ended June 28, 2013. These amounts reflect our accounting for these grants and do not correspond to the actual values that may be recognized by the named executive officers.

Outstanding Equity Awards at Fiscal Year-End 2013

The following table provides information regarding outstanding unexercised stock options and unvested stock awards held by each of our named executive officers as of June 28, 2013. Each grant of options or unvested stock awards is shown separately for each named executive officer. The vesting schedule for each award of options is shown in the footnotes following this table based on the option grant date. The material terms of the option awards, other than exercise price and vesting are generally described in our 2007 Stock Equity Plan, as amended and restated effective November 17, 2011.

	Option Awards						Stock Awards
	[Awards Listed in Chronological Order] Award Grant Date	Number of Securities Underlying Unexercised Options Exercisable (1)	Number of Securities Underlying Unexercised Options Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (2)	Market Value of Shares or Units of Stock that have not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares Units or Other Rights that have not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested (3)
Name		(#)	(#)	(#)	($)		(#)	($)	(#)		($)
Michael Pangia	11/29/2012	—	—	—	—	—	—	—	66,894	(4)	175,262
	10/03/2012	—	137,500	—	2.28	10/3/2019	—	—	—		—
	10/03/2012	—	—	—	—	—	—	—	160,769	(4)	421,215
	09/08/2011	150,643	150,644	—	2.37	9/8/2018	—	—	—		—
	09/08/2011	—	—	—	—	—	65,185	170,785	—		—
	11/11/2010	37,500	12,500	—	4.36	11/11/2017	—	—	—		—
	11/11/2010	—	—	—	—	—	8,333	21,832	—		—
	11/11/2010	—	—	—	—	—	—	—	25,000	(5)	65,500
	11/12/2009	49,052	—	—	6.00	11/12/2016	—	—	—		—
	03/30/2009	80,586	—	—	4.05	3/30/2016	—	—	—		—
Edward Hayes Jr.	11/29/2012	—	—	—	—	—	—	—	32,839	(4)	86,038
	10/03/2012	—	67,500	—	2.28	10/3/2019	—	—	—		—
	10/03/2012	—	—	—	—	—	—	—	78,923	(4)	206,778
	10/31/2011	148,117	148,117	—	2.05	10/31/2018	—	__	—		—
	10/31/2011	67,973	67,973	—	2.05	10/31/2018	—	—	—		—
	10/31/2011	—	—	—	—	—	60,975	159,755	—		—
	10/31/2011	—	—	—	—	—	23,476	61,507	—		—
Paul A. Kennard	11/29/2012	—	—	—	—	—	—	—	23,703	(4)	62,102
	10/03/2012	—	48,721	—	2.28	10/3/2019	—	—	—		—
	10/03/2012	—	—	—	—	—	—	—	56,966	(4)	149,251
	09/08/2011	40,057	40,058	—	2.37	9/8/2018	—	—	—		—
	09/08/2011	—	—	—	—	—	8,661	22,692	—		—
	11/11/2010	41,250	13,750	—	4.36	11/11/2017	—	—	—		—
	11/11/2010	—	—	—	—	—	9,166	24,015	—		—
	11/11/2010	—	—	—	—	—	—	—	27,500	(5)	72,050
	11/12/2009	36,789	—	—	6.00	11/12/2016	—	—	—		—
	11/05/2008	50,251	—	—	5.97	11/5/2015	—	—	—		—
	02/28/2007	15,000	—	—	20.4	2/28/2014	—	—	—		—
Heinz H. Stumpe	11/29/2012	—	—	—	—	—	—	—	29,373	(4)	76,957
	10/03/2012	—	60,375	—	2.28	10/3/2019	—	—	—		—
	10/03/2012	—	—	—	—	—	—	—	70,592	(4)	184,951
	09/08/2011	40,057	40,058	—	2.37	9/8/2018	—	—	—		—
	09/08/2011	—	—	—	—	—	8,666	22,705	—		—
	11/11/2010	41,250	13,750	—	4.36	11/11/2017	—	—	—		—
	11/11/2010	—	—	—	—	—	9,166	24,015	—		—
	11/11/2010	—	—	—	—	—	—	—	27,500	(5)	72,050
	11/12/2009	30,100	—	—	6.00	11/12/2016	—	—	—		—
	11/05/2008	37,326	—	—	5.97	11/5/2015	—	—	—		—
	02/28/2007	11,300	—	—	20.4	2/28/2014	—	—	—		—
Shaun McFall	11/29/2012	—	—	—	—	—	—	—	25,298	(4)	66,281
	10/03/2012	—	52,000	—	2.28	10/3/2019	—	—	—		—
	10/03/2012	—	—	—	—	—	—	—	60,800	(4)	159,296
	09/08/2011	36,976	36,976	—	2.37	9/8/2018	—	—	—		—
	09/08/2011	—	—	—	—	—	8,000	20,960	—		—
	11/11/2010	55,000	13,750	—	4.36	11/11/2017	—	—	—		—
	11/11/2010	—	—	—	—	—	9,166	24,015	—		—
	11/11/2010	—	—	—	—	—	—	—	27,500	(5)	72,050
	11/12/2009	26,198	—	—	6.00	11/12/2016	—	—	—		—
	11/05/2008	29,796	—	—	5.97	11/5/2015	—	—	—		—
	02/28/2007	8,900	—	—	20.4	2/28/2014	—	—	—		—
__________________________

(1)	Stock options vest in installments of 50% one year from the grant date, 25% two years from the grant date and 25% three years from the grant date.

(2)
Restricted stock that vests in installments of 33 1/3% one year from the grant date, 33 1/3% two years from the grant date and 33 1/3% three years from the grant date based on continuous employment through those dates.

(3)	Market value is based on the $2.62 closing price of a share of our common stock on June 28, 2013, as reported on the NASDAQ Global Select Market.

(4)
Performance shares were granted under the fiscal 2013 LTIP, and vest if performance target is met: 1/3 upon performance target is met, 1/3 at the end of fiscal 2014 and 1/3 at the end of fiscal 2015. The performance target is $0.17 of Non-GAAP EPS for fiscal 2013. The shares may vest following the end of our fiscal year 2013, 2014 and 2015, based on continuous employment and achievement of performance results as stated above. The first one-third of the performance shares vested on August 28, 2013.

(5)
Performance shares were granted under the Fiscal 2011 LTIP, vesting may begin at 80% of the target level of cash flow from operations, as adjusted, and reaches maximum payout at financial performance at or above 120% of this target. The target (at which 100% vesting occurs) is $10.0 million of cash flow from operations, as adjusted, cumulatively for the three fiscal years in the period ending June 28, 2013. The shares may vest following the end of our 2013 fiscal year or June 28, 2013, based on continuous employment and achievement of performance results for the cumulative period from July 3, 2010 through the end of fiscal year 2013. Currently, performance shares have not vested for any officer.

Option Exercised and Stock Vested in Fiscal 2013

The following table provides information for each of our named executive officers regarding the number of shares of our common stock acquired upon the vesting of stock awards during fiscal 2013. No options to purchase common stock were exercised during fiscal 2013. Stock awards vesting during fiscal 2013 consisted of restricted stock with service-based and performance-based vesting provisions.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Received on Vesting ($) (3)
Michael Pangia	—	—	49,074	(1)	113,390
			73,333	(2)	166,466
Edward Hayes Jr.	—	—	42,226	(1)	96,275
			46,951	(2)	106,579
Paul A. Kennard	—	—	19,609	(1)	47,395
			26,000	(2)	59,020
Heinz H. Stumpe	—	—	18,501	(1)	44,657
			26,000	(2)	59,020
Shaun McFall	—	—	17,519	(1)	42,312
			24,000	(2)	54,480
_________________________

(1)	Vested number of shares of service-based restricted common stock.

(2)	Vested number of shares of performance-based restricted common stock.

(3)	Amount shown is the aggregate market value of the vested shares of restricted common stock based on the closing price of our stock on the vesting date.

Equity Compensation Plan Summary

The following table provides information as of June 28, 2013, relating to our equity compensation plan pursuant to which grants of options, restricted stock and performance shares may be granted from time to time and the option plans and agreements assumed by us in connection with the Stratex acquisition:

Plan Category	Number of Securities to be Issued Upon Exercise of Options and Vesting of Restricted Stock Units and Performance Share Units (1)	Weighted-Average Exercise Price of Outstanding Options(2)	Number of Securities Remaining Available for Further Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity Compensation plan approved by security holders(3)	7,540,012	$3.80	4,610,632
Equity Compensation plans not approved by security holders(4)	44,875	$23.73	—
Total	7,584,887	$3.95	4,610,632
____________

(1)
Under the 2007 Stock Equity Plan, in addition to options, we have granted share-based compensation awards in the form of performance shares, restricted stock, performance share units and restricted stock units. As of June 28, 2013, there were 2,188,407 such awards outstanding under that plan. The outstanding awards consisted of (i) performance share awards at target and restricted stock awards, for which all 794,084 shares were issued and outstanding; and (ii) 1,394,323 performance share unit awards at target and restricted stock unit awards, for which all 1,394,323 were payable in shares but for which no shares were yet issued and outstanding. The 7,540,012 shares to be issued upon exercise of outstanding options and vesting of restricted stock units and performance share units as listed in the first column consisted of shares to be issued in respect of the exercise of 6,145,689 outstanding options and in respect of the 1,394,323 performance share unit awards and restricted stock units awards payable in shares.

(2)	Excludes weighted average fair value of restricted stock units and performance share units at issuance date.

(3)	Consists solely of our 2007 Stock Equity Plan, as amended and restated effective November 17, 2011.

(4)
Consists of common stock that may be issued pursuant to option plans and agreements assumed pursuant to the Stratex acquisition. The Stratex plans were duly approved by the stockholders of Stratex prior to the merger with us. No shares are available for further issuance.

Potential Payments Upon Termination or Change of Control

Employment agreements have been established with each of the continuing named executive officers, which provide for such executives to receive certain payments and benefits if their employment with us is terminated. These arrangements are set forth in detail below assuming a termination event on June 28, 2013 based on our stock price on that date. The Board has determined that such payments and benefits are an integral part of a competitive compensation package for our executive officers.

The table below reflects the compensation and benefits due to each of the named executive officers in the event of termination of employment by us without cause or termination by the executive for good reason (other than within 18 months after a Change of Control, as defined below) and in the event of disability and in the event of termination of employment by us without cause or termination by the executive for good reason within 18 months after a Change of Control. The amounts shown in the table are estimates of the amounts that would be paid upon termination of employment. There are no compensation and benefits due to any named executive officer in the event of death, or of termination of employment by us for cause or voluntary termination. The actual amounts would be determined only at the time of the termination of employment.

Name	Conditions for Payouts	Number of Months (#)	Base per Month (1) ($)	Months Times Base ($)	Total Severance Payments ($)	Accelerated Equity Vesting (3) ($)	Continuation of Insurance Benefit (4) ($)	Out-Placement Services (5) ($)	Total ($)
Michael Pangia	Termination without cause or for good reason, or due to disability	12	45,833	550,000	550,000	—	19,367	30,000	599,367
	Within 18 months after Change of Control	24	45,833	1,100,000	1,100,000	873,505	38,733	30,000	2,042,238
Edward J. Hayes, Jr.	Termination without cause or for good reason, or due to disability	12	30,000	360,000	360,000	—	20,624	30,000	410,624
	Within 18 months after Change of Control	24	30,000	720,000	720,000	660,199	41,248	30,000	1,451,447
Paul A. Kennard	Termination without cause or for good reason, or due to disability	12	27,067	324,804	324,804	—	8,266	30,000	363,070
	Within 18 months after Change of Control	24	27,067	649,608	649,608	284,639	16,532	30,000	980,779
Heinz H. Stumpe	Termination without cause or for good reason, or due to disability	12	28,750	345,000	345,000	—	8,363	30,000	383,363
	Within 18 months after Change of Control	24	28,750	690,000	690,000	339,170	16,727	30,000	1,075,897
Shaun McFall	Termination without cause or for good reason, or due to disability	12	26,667	320,000	320,000	—	19,367	30,000	369,367
	Within 18 months after Change of Control	24	26,667	640,000	640,000	297,476	38,733	30,000	1,006,209
______________________

(1)	The monthly base salary represents the total gross monthly payments to each named executive officer at the current salary.

(2)	Reflects acceleration of outstanding equity awards as of June 28, 2013.

(3)	The insurance benefit provided is paid directly to the insurer benefit provider and includes amounts for COBRA.

(4)	The estimated dollar amounts for Outplacement Services would be paid directly to an outplacement provider selected by us.

The employment agreements with our named executive officers define a “Change of Control” as follows:

•
any merger, consolidation, share exchange or acquisition, unless immediately following such merger, consolidation, share exchange or acquisition of at least 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the entity resulting from such merger, consolidation or share exchange, or the entity which has acquired all or substantially all of our assets (in the case of an asset sale that satisfies the criteria of an acquisition) (in either case, the “Surviving Entity”), or

•
if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity is represented by our securities that were outstanding immediately prior to such merger, consolidation, share exchange or acquisition (or, if applicable, is represented by shares into which such Company securities were converted pursuant to such merger, consolidation, share exchange or acquisition), or

•
any person or group of persons (within the meaning of Section 13(d)(3) of the Exchange Act) directly or indirectly acquires beneficial ownership (determined pursuant to SEC Rule 13d-3 promulgated under the Exchange Act) of securities possessing more than 30% of the total combined voting power of our outstanding securities pursuant to a tender or exchange offer made directly to the our stockholders that the Board does not recommend such stockholders accept, other than: (i) an employee benefit plan of ours or any of our Affiliates; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of our or any of our Affiliates; or (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or

•
over a period of 36 consecutive months or less, there is a change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals each of whom meet one of the following criteria: (i) have been a Board member continuously since the adoption of this Plan or the beginning of such 36-month period; (ii) have been appointed by Harris; or (iii) have been elected or nominated during such 36-month period by at least a majority of the Board members that belong to the same Class of director as such Board member; and (iv) satisfied one of the above criteria when they were elected or nominated; or

•	a majority of the Board determines that a Change of Control has occurred; or

•	the complete liquidation or dissolution of the Company.
Employment agreements are in effect for the other current named executive officers, which provide that if they are terminated without cause or should they resign for good reason or become disabled and they sign a general release they will be entitled to receive the following severance benefits:

•	severance payments at their final base salary for a period of 12 months following termination;

•
payment of premiums necessary to continue their group health insurance under COBRA (or to purchase other comparable health coverage on an individual basis if the employee is no longer eligible for COBRA coverage) until the earlier of (i) 12 months; or (ii) the date on which they first became eligible to participate in another employer’s group health insurance plan;

•	the prorated portion of any incentive bonus they would have earned during the incentive bonus period in which their employment was terminated;

•
any equity compensation subject to service-based vesting granted to the executive officer will stop vesting as of their termination date; however, they will be entitled to purchase any vested share(s) of stock that are subject to the outstanding options until the earlier of: (i) 12 months; or (ii) the date on which the applicable option(s) expire; and

•	outplacement assistance selected and paid for by us.
In addition, these agreements provide that if there is a Change of Control, and employment with us is terminated by us without cause or by the employee for good reason within 18 months after the Change of Control and they sign a general release of known and unknown claims in a form satisfactory to us, (i) the severance benefits described shall be increased by an additional 12 months; (ii) they will receive a payment equal to the greater of (a) the average of the annual incentive bonus payments received by them, if any, for the previous three years; or (b) their target incentive bonus for the year in which their employment terminates; and (iii) the vesting of all unvested stock option(s) and unvested equity-compensation awards subject to service-based vesting will accelerate, such that all of such stock option(s) and equity-compensation awards will be fully vested as of the date of their termination/resignation.
Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Directors, executive officers and greater than 10% holders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of Forms 3 and 4 received during fiscal 2013, and Forms 5 (or any written representations) received with respect to fiscal year 2013, we believe that all directors, officers, executive officers and 10% stockholders complied with all applicable Section 16(a) filing requirements during fiscal 2013.

PROPOSAL NO. 1: ELECTION OF DIRECTORS
At the Annual Meeting, directors are being nominated for election to serve until the next annual meeting of stockholders or until their successors are elected and qualified. In a Board meeting on August 21, 2013, following the recommendation of our Governance and Nominating Committee, the Board nominated Messrs. Kissner, Hasler, Higgerson, Pangia, Rau, Sohi, Stoffel and Thompson as director nominees for election to serve on the Board.
In the unanticipated event that a nominee is unable or declines to serve as a director at the time of the Annual Meeting, all proxies received by the proxy holders will be voted for any subsequent nominee named by the Board to fill the vacancy created by the earlier nominee’s withdrawal from the election. As of the date of this Proxy Statement, the Board is not aware of any director nominee who is unable or will decline to serve as a director. Each of the nominees has consented to being named in this Proxy Statement and to serve as a director if elected.
DIRECTOR NOMINEES

Name	Title	Age
Charles D. Kissner	Chairman of the Board	66
William A. Hasler	Director	71
Clifford H. Higgerson	Director	73
Michael A. Pangia	Director, President and CEO	52
Raghavendra Rau	Director	64
Dr. Mohsen Sohi	Director	54
Dr. James C. Stoffel	Lead Independent Director	67
Edward F. Thompson	Director	75

RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE ELECTION OF EACH OF THE DIRECTOR NOMINEES AND UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending June 27, 2014 and our Board has ratified such appointment. During fiscal year 2013, KPMG LLP served as our independent registered public accounting firm and provided certain tax and other audit related services. See “Independent Registered Public Accounting Firm Fees” on page 19 of this Proxy Statement.
Notwithstanding its selection, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. If the appointment is not ratified by our stockholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm.
RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION
OF THE AUDIT COMMITTEE’S APPOINTMENT OF KPMG LLP AS THE
COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR FISCAL YEAR 2014.
PROPOSAL NO. 3: ADVISORY, NON-BINDING VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
A “say on pay” advisory vote is required for all U.S. public companies under Section 14A of the Exchange Act . We are asking stockholders to approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis section, and the related compensation tables, notes and narrative, in this Proxy Statement.
The Board recommends that you vote “FOR” approval of the advisory, non-binding vote on executive compensation because it believes that the policies and practices described in the Compensation Discussion and Analysis section are effective in achieving the Company’s goals of rewarding sustained financial and operating performance and leadership excellence, aligning the executives’ long-term interests with those of the stockholders and motivating the executives to remain with the Company for long and productive careers. Named executive officer compensation of the past three years reflects amounts of cash and long-term equity awards consistent with periods of economic stress and lower earnings, and equity incentives aligning with our actions to stabilize the Company and to position it for a continued recovery.
We urge stockholders to read the Compensation Discussion and Analysis section beginning on page 20 of this Proxy Statement, as well as the Summary Compensation Table and related compensation tables, notes and narrative, appearing on pages 29 through 31, which provide detailed information on the Company’s compensation policies and practices and the compensation of our named executive officers.
RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADVISORY, NON-BINDING VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION.

OTHER MATTERS
2013 Annual Report
Our annual report for the fiscal year ended June 28, 2013 will be available over the Internet and is mailed along with the other proxy materials to all stockholders who request printed copies in the manner specified in the Notice.
Form 10-K
We filed an annual report on Form 10-K for the fiscal year ended June 28, 2013 with the SEC on September 23, 2013. Stockholders may obtain a copy of the annual report on Form 10-K, without charge, by writing to our Corporate Secretary, at the address of our offices located at 5200 Great America Parkway, Santa Clara, California 95054, or through our website at www.aviatnetworks.com.
Other Business
The Board is not aware of any other matter that may be presented for consideration at the Annual Meeting. Should any other matter properly come before the Annual Meeting, your shares of common stock will be voted in accordance with the discretion of the proxy holders.

PROXY CARD

SIGN, **DATE** AND **VOTE** ON THE REVERSE SIDE

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. **PLEASE CAST YOUR PROXY VOTE *TODAY!***

SHAREHOLDER NAME AND ADDRESS HERE

PROXY VOTING OPTIONS

1. **MAIL** your signed and voted proxy back in the postage paid envelope provided
2. **ONLINE** at **proxyonline.com** using your proxy *control number* found below
3. By **PHONE** when you dial toll-free 1-888-227-9349 to reach an automated touchtone voting line
4. By **PHONE** with a live operator when you call toll-free 1-800-622-1573 Monday through Friday 9 a.m. to 10 p.m. Eastern time

CONTROL NUMBER **12345678910**

Aviat Networks, Inc.

The undersigned Stockholder(s) of Aviat Networks, Inc. (the "Company"), hereby appoint(s) Charles Kissner, Michael Pangia and Meena Elliott (each with full power of substitution), the proxy or proxies of the undersigned, to attend the Annual Meeting of Stockholders of the Company, to be held on Wednesday, November 13, 2013, at 2:00 p.m. Pacific time, at 5200 Great America Parkway, Santa Clara, CA 95054, and at any postponements or adjournments thereof ("Annual Meeting"), to vote all of the shares of the Company that the undersigned would be entitled to vote if personally present at the Annual Meeting and on any other matters properly brought before the Annual Meeting, all as set forth in the Proxy Statement for the Annual Meeting.

This proxy is solicited on behalf of the Board of Directors, and the Proposals (set forth on the reverse side of this proxy card) have been unanimously approved by the Board of Directors and recommended for approval by stockholders.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free **1-800-622-1573.** Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]

AVIAT NETWORKS, INC.

PROXY CARD

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. Please sign this proxy exactly as your name appears on this proxy card. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title

SIGNATURE (AND TITLE IF APPLICABLE) DATE

SIGNATURE (IF HELD JOINTLY) DATE

TO VOTE, MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ■

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:

	FOR	WITHHOLD	
1. Election of Directors:			
01 – William A. Hasler	☐	☐	
02 – Clifford H. Higgerson	☐	☐	
03 – Charles D. Kissner	☐	☐	
04 – Michael A. Pangia	☐	☐	
05 – Raghavendra Rau	☐	☐	
06 – Dr. Mohsen Sohi	☐	☐	
07 – Dr. James C. Stoffel	☐	☐	
08 – Edward F. Thompson	☐	☐	
	FOR	**AGAINST**	**ABSTAIN**
2. Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for fiscal year 2014.	☐	☐	☐
3. Advisory vote to approve named executive officer compensation.	☐	☐	☐

THANK YOU FOR VOTING

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]

NA1
NA2
NA3
NA4

The control number below will allow you to access proxy information online for all your investments connected with this Annual Meeting. To access your proxy please logon to:

www.proxyonline.com

YOUR CONTROL NUMBER IS:

Dear Stockholder,

Notice is hereby given that the Annual Meeting of Stockholders of Aviat Networks, Inc ("Aviat Networks") is to be held at 5200 Great America Parkway, Santa Clara, CA 95054, on November 13, 2013 at 2:00 p.m. Pacific time.

Stockholders of Aviat Networks will be asked at the Annual Meeting:

1. To elect 8 Directors:
   01 – William A. Hasler, 02 – Clifford H. Higgerson, 03 – Charles D. Kissner, 04 – Michael A. Pangia
   05 – Raghavendra Rau, 06 – Dr. Mohsen Sohi, 07 – Dr. James C. Stoffel, 08 – Edward F. Thompson
2. To approve ratification of the appointment of KPMG LLP as independent registered public accounting firm for fiscal year 2014.
3. Advisory vote to approve named executive officer compensation.

This communication presents only an overview of the more complete proxy materials available to you on the Internet at www.proxyonline.com. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Please go to www.proxyonline.com and enter the control number found in the box above. Once you have logged in you can view/download the proxy statement and proxy card, request a copy of the proxy materials via e-mail or the U.S. Post Office, and vote your shares. You may choose to vote via the internet, by touchtone phone, or print the ballot and mail it in.

Please read the proxy materials carefully and vote your shares. If you should have any questions about this Notice or the proxy materials, please call (800) 622-1573 Monday through Friday between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time.

Thank you in advance for your participation and for your investment.

By order of the Board of Directors.

If you would like to receive a paper or electronic copy of the proxy material, please see the reverse side for instructions.

STOCKHOLDER PRIVACY: To ensure your privacy there is no personal information required to view or request proxy materials and/or vote. The control number listed above is a unique identifier created for this proxy and this proxy only. It is not linked to your account number nor can it be used in any other manner other than this proxy.

REQUEST FOR PROXY MATERIALS

If you would like to receive a paper or electronic copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy using any of the options below. If you wish to receive a paper copy through the mail please make that request on or before **November 1, 2013** to allow for timely delivery. If you request to receive an electronic copy please do so by **November 7, 2013**.

BY INTERNET

Go to **www.proxyonline.com** and enter the control number found in the box on the upper right hand corner of the reverse side. Once you have logged in you may request a copy of the proxy materials to be sent to your email address or to your home, your choice.

BY PHONE

You can request either an electronic copy or hardcopy of the proxy materials by calling toll-free **(800) 622-1573** and reference the control number listed above. Representatives are available Monday through Friday between the hours of 9:00 a.m. to 10:00 p.m. Eastern Time.

BY E-MAIL

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